UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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ENTERTAINMENT PROPERTIES TRUST

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ENTERTAINMENT PROPERTIES TRUST
30 W. Pershing Road, Suite 201
Kansas City, Missouri 64108
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2007
To our shareholders:
The 2007 annual meeting of shareholders of Entertainment Properties Trust will be held at the Leawood Town Centre Theatre, Leawood, Kansas, on May 9, 2007 at 10:00 a.m. (local time). At the meeting, our shareholders will vote upon

Proposal 1:	The election of one Class I trustee for a three year term,

Proposal 2:	The approval of our 2007 Equity Incentive Plan,

Proposal 3:	The approval of our Annual Performance-Based Incentive Plan, and

Proposal 4:	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2007, and transact any other business that may properly come before the meeting.
All holders of record of our common shares at the close of business on February 15, 2007 are entitled to vote at the meeting or any postponement or adjournment of the meeting.
You are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, our Board of Trustees asks that you sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for your convenience. Your vote is important and all shareholders are encouraged to attend and vote in person or vote by proxy.
Thank you for your support and continued interest in our Company.

BY ORDER OF THE BOARD OF TRUSTEES

Gregory K. Silvers
Vice President, Chief Operating Officer, General
Counsel and Secretary
Kansas City, Missouri
April 9, 2007

ENTERTAINMENT PROPERTIES TRUST
30 W. Pershing Road, Suite 201
Kansas City, Missouri 64108

PROXY STATEMENT

     This proxy statement provides information about the annual meeting of shareholders of Entertainment Properties Trust (“we,” “us” or the “Company”) to be held at the Leawood Town Centre Theatre, Leawood, Kansas, on May 9, 2007, beginning at 10:00 a.m. (local time), and at any postponement or adjournment of the meeting.
     This proxy statement and the enclosed proxy card were first mailed to shareholders on or about April 9, 2007.

ABOUT THE MEETING
What am I voting on?
     The Board of Trustees (also referred to herein as the “Board”) is soliciting your vote for:
•	The election of one Class I trustee for a three year term,

•	The approval of our 2007 Equity Incentive Plan,

•	The approval of our Annual Performance-Based Incentive Plan, and

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2007.
     Our management will report on the performance of the Company during 2006 and respond to questions from shareholders.
Who is entitled to vote at the meeting?
     Holders of record of our common shares at the close of business on February 15, 2007, are entitled to receive notice of the annual meeting and to vote their common shares held on that date at the meeting or any postponement or adjournment of the meeting.
How many votes do I have?
     Each common share has one vote. The enclosed proxy card shows the number of common shares you are entitled to vote.
What constitutes a quorum?
     The presence at the meeting, in person or by proxy, of the holders of a majority of our common shares outstanding on the record date will constitute a quorum, permitting the meeting to proceed. On the record date, 26,458,875 common shares of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in calculating the number of common shares present at the meeting for the purpose of establishing a quorum.
How do I vote?
     If you complete and properly sign the enclosed proxy card and return it to us before the meeting, your common shares will be voted as you direct. If you are a shareholder of record and attend the meeting in person, you may deliver your completed proxy card at the meeting. You are also invited to vote in person at the meeting. You may request a ballot when you arrive.
     If your shares are held in the name of a bank, broker or other nominee and you wish to vote at the meeting, you must obtain a proxy form from the institution that holds your shares.
     If you are a participant in our dividend reinvestment and direct share purchase plan, your plan shares will be voted as you instruct on your proxy card.

Does EPR have a policy for confidential voting?
     We have a confidential voting policy. Your proxy will be kept confidential and will not be disclosed to third parties, other than our inspector of election and personnel involved in processing the proxy cards and tabulating the vote.
Can I change my vote after I return my proxy card?
     Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the meeting by sending a written notice of revocation or a duly executed proxy with a later date to the Secretary of the Company. Your proxy will also be revoked if you attend the meeting and vote in person. If you merely attend the meeting but do not vote in person, your previously granted proxy will not be revoked.
What are the Board’s recommendations?
     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your common shares in accordance with the recommendations of the Board of Trustees. The Board recommends you vote:
•	For the election of the person nominated as Class I trustee,

•	For the approval of our 2007 Equity Incentive Plan,

•	For the approval of our Annual Performance-Based Incentive Plan,

•	For the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2007.
     If any other matter properly comes before the meeting, the proxy holders will vote as recommended by the Board of Trustees or, if no recommendation is given, in their own discretion.
How many votes are needed to approve each item?
     Election of Trustee. The affirmative vote of a plurality of the common shares voted at the meeting is required for the election of the Class I trustee. This means the nominee in Class I receiving the greatest number of votes will be elected. We will not count abstentions in the election of the trustee. If you check “WITHHOLD AUTHORITY” under the nominee’s name on your proxy card, your shares will be voted against the nominee. You may also vote against the nominee by striking through his name on your proxy card.
     Approval of 2007 Equity Incentive Plan and the Annual Performance-Based Incentive Plan and ratification of appointment of independent registered public accounting firm. The affirmative vote of a majority of the common shares voted at the meeting is required to approve the 2007 Equity Incentive Plan and the Annual Performance-Based Incentive Plan and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2007. We will not count abstentions in the approval of the 2007 Equity Incentive Plan and the Annual Performance-Based Incentive Plan and the ratification of KPMG LLP as our independent registered public accounting firm for 2007.

How will broker non-votes be counted?
     Broker non-votes (which occur when a broker or other nominee has not received directions from its customers and does not have discretionary authority to vote the customers’ shares) will not have the effect of a vote against any proposal.
What does it mean if I receive more than one proxy card?
     Some of your shares may be held in more than one account. Please date, sign and return all of your proxy cards to ensure all your common shares are voted.
What if I receive only one set of proxy materials although there are multiple shareholders at my address?
     If you and other residents at your mailing address own common shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker, bank or nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your nominee will have sent one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by contacting us at 30 W. Pershing Road, Suite 201, Kansas City, Missouri 64108, (816) 472-1700, Attention: Secretary. If you did not receive an individual copy of our annual report and proxy statement, we will send copies to you if you contact us at the above address or telephone number. If you and other residents at your address have been receiving multiple copies of our annual report and proxy statement and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

PROPOSAL 1:
ELECTION OF TRUSTEE
     The Board of Trustees consists of five members and is divided into three classes having three-year terms that expire in successive years. The nominating/company governance committee of the Board of Trustees has nominated Barrett Brady to serve as our Class I trustee for a term expiring at the 2010 annual meeting or until his successor is duly elected and qualified. Unless you withhold authority to vote for the nominee or you mark through the nominee’s name on your proxy card, the common shares represented by your properly executed proxy will be voted for the election of the nominee for trustee.
     Here is a brief description of the backgrounds and principal occupations of the person nominated for election as trustee and each trustee whose term of office will continue after the annual meeting.
Class I Trustee (nominated for a term expiring at the 2010 annual meeting)

Barrett Brady Trustee since 2004	Barrett Brady, 60, is Senior Vice President of Highwoods Properties, Inc., a REIT listed on the New York Stock Exchange (“NYSE”). Mr. Brady served as President and Chief Executive Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, until its acquisition by Highwoods in 1998. Before joining J.C. Nichols Company in 1995, Mr. Brady was President and Chief Executive Officer of Dunn Industries, Inc., a major construction contractor. Mr. Brady received a BSBA from Southern Methodist University and an MBA from The University of Missouri. Mr. Brady serves on the Boards of Directors of Midwest Research Institute and Dunn Industries, Inc., and the Board of Trustees of The University of Missouri at Kansas City. Mr. Brady also serves on the Board of Directors of North American Savings Bank, FSB and its publicly held parent NASB Financial, Inc., and is Chairman of the audit committee of NASB Financial, Inc.
Class II Trustees (serving for a term expiring at the 2008 annual meeting)

Robert J. Druten Trustee since 1997	Robert J. Druten, 59, is Chairman of our Board of Trustees. In August 2006, Mr. Druten retired as Executive Vice President and Chief Financial Officer and a Corporate Officer of Hallmark Cards Incorporated. Mr. Druten serves on the Boards of Directors of Alliance GP, LLC, the managing general partner of Alliance Holdings GP, L.P., a NASDAQ-listed company indirectly engaged in the production and marketing of coal to utilities and industrial users, and Kansas City Southern, an NYSE-listed transportation company. Mr. Druten also serves as the Chairman of the audit committee and finance committee of Kansas City Southern and serves on the audit committee and conflicts committee of Alliance GP, LLC. Mr. Druten received a BS in Accounting from The University of Kansas and an MBA from Rockhurst University.

David M. Brain Trustee since 1999	David M. Brain, 51, has served as our President and Chief Executive Officer and as a trustee since October 1999. He served as our Chief Financial Officer from 1997 to 1999 and as our Chief Operating Officer from 1998 to 1999. Mr. Brain acted as a consultant to AMC Entertainment, Inc. in the formation of the Company in 1997. From 1996 until that time he was a Senior Vice President in the investment banking and corporate finance department of George K. Baum & Company, an investment banking firm headquartered in Kansas City, Missouri. Before joining George K. Baum & Company, Mr. Brain was Managing Director of the Corporate Finance Group of KPMG LLP, a practice unit he organized and managed for over 12 years. He received a BA in Economics and an MBA from Tulane University, where he was awarded an academic fellowship.
Class III Trustees (serving for a term expiring at the 2009 annual meeting)

Morgan G. Earnest II Trustee since 2003	Morgan G. (“Jerry”) Earnest II, 51, is Executive Vice President of Capmark Financial Group, Inc. (formerly GMAC Commercial Mortgage Corporation, or “GMACCM”) and is responsible for the co-management of Lending and Originations for both North America and Europe. Previously, Mr. Earnest was responsible for the GMACCM’s Specialty Lending Groups, which consisted of the Healthcare, Hospitality and Construction Lending Divisions. Prior to joining GMACCM, Mr. Earnest was a principal of Lexington Mortgage Company which was acquired by GMACCM in March 1996. Mr. Earnest has an MBA from the Colgate Darden Graduate School of Business Administration, University of Virginia and is a graduate of Tulane University.

James A. Olson Trustee since 2003	James A. Olson, 64, is a member of Plaza Belmont Management Group, LLC, manager of the Plaza Belmont private equity funds, which acquire and operate companies in the food manufacturing industry. Prior to joining Plaza Belmont in 1999, Mr. Olson was a partner with Ernst & Young LLP. During his 32 years with Ernst & Young, including six years in Europe, Mr. Olson served as managing director of two of their offices and worked with a number of multinational and domestic clients in a variety of industries. In addition to providing his client companies with the traditional audit services of Ernst & Young, Mr. Olson advised them on their securities offerings, mergers and acquisitions and corporate tax strategies. He is a past president of the Missouri State Board of Accountancy and a member of the American Institute of Certified Public Accountants. Mr. Olson received his BS and MS degrees from St. Louis University. Mr. Olson serves on the Board of Directors and is Chairman of the audit committee of SAIA, Inc., a NASDAQ-listed transportation company, and is an Advisory Director of American Century Mutual Funds, a fund complex of registered investment companies.
Mr. Brady has consented to serve on the Board of Trustees for the applicable term. If Mr. Brady should become unavailable to serve as a trustee (which is not expected), the nominating/company governance committee may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the nominating/company governance committee.

How are trustees compensated?
     Each non-employee trustee receives:
•	An annual retainer of $30,000, which must be taken in common shares, valued at the closing price on the date of the annual meeting

•	$1,500 in cash for each Board meeting he attends

•	$1,000 in cash for each committee meeting he attends

•	Reimbursement for any out-of-town travel expenses incurred in attending Board or committee meetings and other expenses incurred on behalf of the Company
     The Chairman of the Board and the Chairmen of the audit, compensation and nominating/company governance committees receive additional annual retainers of $10,000, $10,000, $7,500 and $5,000, respectively, which may be taken in cash or in common shares valued at 125% of the cash retainer amount.
     Employees of the Company or its affiliates who are trustees are not paid any additional compensation for their service on the Board.
     Robert J. Druten received options to purchase 10,000 common shares on the effective date of our initial public offering in 1997. Options to purchase 3,333 common shares were granted to each non-employee trustee on the date of each annual meeting from 1998 to 2003. Options to purchase 5,000 common shares have been granted to each non-employee trustee on the date of each annual meeting since 2004. The options vest after one year and expire after ten years unless terminated earlier because of a trustee’s termination from the Board. All of the options were issued under our 1997 Share Incentive Plan (the “Share Incentive Plan”).
     The following table contains information regarding the compensation earned by non-executive members of the Board of Trustees during 2006:

					Change in
					Pension Value
				Non-Equity	and
	Fees			Incentive	Nonqualified
	Earned or	Stock	Option	Plan	Deferred	All Other
	Paid in	Awards	Awards	Compensa-	Compensation	Compensa-
Name	Cash	(1)	(1)	tion	Earnings	tion	Total
Barrett Brady	$26,000	$36,250	$19,287	$—	$—	$—	$81,537
Robert J. Druten	26,000	42,500	19,287	—	—	—	87,787
Morgan G. Earnest II	24,500	39,375	19,287	—	—	—	83,162
James A. Olson	26,000	42,500	19,287	—	2,830	—	90,617

(1)	Represents the amount recognized by the Company for financial statement reporting purposes in accordance with SFAS 123(R) as the result of vesting of restricted common share grants or common share options during 2006.

COMPANY GOVERNANCE
     Our Board of Trustees is committed to effective company governance. We have adopted Company Governance Guidelines, Independence Standards for Trustees and a Code of Business Conduct and Ethics for all officers, employees and trustees. Those documents and the amended and restated charters of our audit committee, nominating/company governance committee and compensation committee may be found at the Company Governance section of our website at www.eprkc.com and are available in print to any shareholder who requests them.
Company Governance Guidelines
     Our Company Governance Guidelines address a number of topics, including the role and responsibilities of our Board, the qualifications of independent trustees, the ability of shareholders to communicate directly with the independent trustees, Board committees, separation of the offices of Chairman and Chief Executive Officer, trustee compensation, and management succession. Our nominating/company governance committee reviews our Company Governance Guidelines on a periodic basis to ensure their continued effectiveness.
Who are our independent trustees and how was that determined?
     Our Company Governance Guidelines and the NYSE’s governance rules require that a majority of our trustees be independent. To qualify as independent, our Board must affirmatively determine that a trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist our Board in making this determination, the Board has used our Independence Standards for Trustees as categorical standards to evaluate the independence of our independent trustees. Using those standards, the Board reviewed the independence of Messrs. Druten, Earnest, Olson and Brady. Based upon that review, the Board has affirmatively determined that Messrs. Druten, Earnest, Olson and Brady, who constitute a majority of our Board of Trustees and who serve on our audit, nominating/company governance and compensation committees, have no material relationship with the Company and are thus independent in accordance with our Company governance guidelines and NYSE rules.
     The following is a summary of our Independence Standards for Trustees. For a complete description of those standards, please review our Independence Standards for Trustees at the Company Governance section of our website at www.eprkc.com.
•	A trustee is not independent if:
o	The trustee is, or has been within the last 3 years, an employee of the Company, or an immediate family member of the trustee is, or has been within the last 3 years, an executive officer of the Company,

o	The trustee has received, or has an immediate family member who has received, during any 12-month period within the last 3 years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pensions or other forms of deferred compensation (provided such compensation is not contingent on future service),

o	(A) The trustee or an immediate family member is a current partner of the firm that is our internal or external auditor, (B) the trustee is a current employee of the firm,

(C) the trustee has an immediate family member who is a current employee of the firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (D) the trustee or an immediate family member was within the last 3 years (but is no longer) a partner or employee of the firm and personally worked on the Company’s audit within that time,

o	The trustee or an immediate family member is, or has been within the last 3 years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves on that company’s compensation committee, or

o	The trustee is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last 3 years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
•	A person who is an executive officer or affiliate of an entity that provides non-advisory financial services such as lending, check clearing, maintaining customer accounts, stock brokerage services or custodial and cash management services to the Company or its affiliates may be determined by the Board of Trustees to be independent if the following conditions are satisfied:
o	The entity does not provide financial advisory services to the Company,

o	The annual interest and/or fees payable to the entity by the Company do not exceed the numerical limitation described above,

o	Any loan provided by the entity is made in the ordinary course of business of the Company and the lender and does not represent the Company’s principal source of credit or liquidity,

o	The trustee has no involvement in presenting, negotiating, underwriting, documenting or closing any such non-advisory financial services and is not compensated by the Company, the entity or any of its affiliates in connection with those services,

o	The Board affirmatively determines that the terms of the non-advisory financial services are fair and reasonable and advantageous to the Company and no more favorable to the provider than generally available from other providers,

o	The provider is a recognized financial institution, non-bank commercial lender or securities broker,

o	The trustee abstains from voting as a trustee to approve the transaction, and

o	All material facts related to the transaction and the relationship of the person to the provider are disclosed by the Company in its reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and proxy statement.
•	No person who serves, or whose immediate family member serves, as a partner, member, executive officer or in a comparable position of any firm providing accounting,

consulting, legal, investment banking or financial advisory services to the Company, or as a securities analyst covering the Company, shall be considered independent until after the end of that relationship.

•	No person who is, or who has an immediate family member who is, an officer, director, more than 5% shareholder, partner, member, attorney, consultant or affiliate of any tenant of the Company or any affiliate of such tenant shall be considered independent until three years after the end of the tenancy or such relationship.
How often did the Board meet during 2006?
     The Board of Trustees met ten times in 2006. No trustee attended less than 90% of the meetings of the Board and committees on which he served. Our trustees discharge their responsibilities throughout the year, not only at Board of Trustee and committee meetings, but also through personal meetings, actions by unanimous written consent and communications with members of management and others regarding matters of interest and concern to the Company.
Do the independent trustees hold regular executive sessions?
     The independent trustees meet regularly in separate executive sessions without management. Mr. Druten serves as the presiding trustee at those meetings.
How can shareholders communicate directly with the Board?
     Any shareholder is welcome to send a written communication to the non-management trustees about any matter of interest related to the Company. You may communicate with the non-management trustees by either sending a letter to our address listed on the cover page of this proxy statement, or by visiting the Company Governance section of our website at www.eprkc.com, clicking on “Procedures for Confidential Anonymous Submissions,” and following the instructions for making a confidential submission. Your written or electronic communication will be forwarded directly to the non-management trustees and will not be screened by management. Shareholders may also make proposals and nominate candidates for trustee for consideration at any annual meeting in accordance with the procedures described in “Submission of Shareholder Proposals and Nominations” below.
What committees has the Board established?
     The Board of Trustees has established an audit committee, a nominating/company governance committee and a compensation committee. All of our non-management trustees serve on all three committees. The Board believes this promotes access to a variety of views on all three committees and helps ensure that all of the committees have a broad perspective on the Company’s operations as a whole. The Board has affirmatively determined that all of the committee members are independent, as described above in “Who are our independent trustees and how was that determined?” The members of our audit committee also meet the additional independence standards prescribed by Exchange Act Rule 10A-3. Each committee has adopted a written charter that governs its duties and responsibilities. Copies of the committee charters may be obtained at the Company Governance section of our website at www.eprkc.com.
     Audit Committee. The audit committee oversees the accounting, auditing and financial reporting policies and practices of the Company. The committee is directly responsible for assisting the Board of Trustees in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of management’s internal audit function and internal control over financial reporting.
     The Board of Trustees has appointed an audit committee consisting of all the independent trustees. The committee members also meet the additional independence standards of Exchange Act Rule 10A-3. The Board of Trustees has determined that all members of the audit committee are “audit committee financial experts,” as defined by SEC rules, by virtue of their experience and positions held as described elsewhere in this proxy statement. Mr. Olson serves as the Chairman of the audit committee. The committee met four times in 2006.
     The primary responsibility of the audit committee is to assist the Board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function and internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the Company’s annual financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for auditing the effectiveness of management’s internal control over financial reporting and expressing an opinion on management’s evaluation of the effectiveness of its internal control over financial reporting.
     The audit committee has sole authority to engage the independent registered public accounting firm to perform audit services (subject to shareholder ratification), audit-related services, tax services and permitted non-audit services and the authorization of the payment of fees therefor. The independent registered public accounting firm reports directly to the committee and is accountable to the committee.
     The audit committee has adopted policies and procedures for the pre-approval of the performance of services by the independent registered public accounting firm on behalf of the Company. Those policies generally provide that:
•	the performance by the firm of any audit services, audit-related services, tax services or other permitted non-audit services, and the fees therefor, must be specifically pre-approved by the committee or, in the absence of one or more of the committee members, a designated member of the committee

•	pre-approvals must take into consideration, and be conducted in a manner that promotes, the effectiveness and independence of the firm

•	each particular service to be approved must be described in detail and be supported by detailed back-up documentation
     The audit committee has engaged KPMG LLP as the Company’s independent registered public accounting firm to audit the 2007 financial statements and management’s internal control over financial reporting for 2007, subject to shareholder ratification, and has engaged KPMG to perform specific tax return preparation and compliance, tax consulting and tax planning services during 2007. See “Ratification of Appointment of Independent Registered Public Accounting Firm.”
     The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The members of the audit committee are not professionally engaged in the practice of accounting and, notwithstanding the designation of the audit committee members as “audit committee financial experts” pursuant to SEC rules, are not experts in the field of accounting or auditing, including auditor independence. Members of the audit committee rely without independent verification on the information provided to them and the representations made to them by management and the independent registered public accounting firm, and look to management to provide full and timely disclosure of all material facts affecting the Company. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures to ensure compliance with accounting standards and applicable laws and regulations, appropriate disclosure controls and procedures, appropriate internal control over financial reporting, or an appropriate internal audit function, or that the Company’s reports and information provided under the Exchange Act are accurate and complete. Furthermore, the audit committee’s considerations and discussions referred to above and in its charter do not assure that the audit of the Company’s financial statements has been carried out in accordance with Public Company Accounting Oversight Board rules, that the financial statements are free of material misstatement or presented in accordance with generally accepted accounting principles, that there were no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting, that the Company’s independent registered public accounting firm is in fact “independent,” or that the matters required to be certified by the Company’s Chief Executive Officer and Chief Financial Officer in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q under the Sarbanes-Oxley Act and related SEC rules have been properly and accurately certified.
     Nominating/Company Governance Committee. The Board of Trustees has appointed a nominating/company governance committee consisting of all of the independent trustees. The nominating/company governance committee evaluates and nominates candidates for election to the Board of Trustees and assists the Board in ensuring the effectiveness of our governance policies and practices. Candidates for nomination to the Board are evaluated and recommended on the basis of the value they would add to the Board in light of their integrity, experience, training and judgment, their financial literacy and sophistication and knowledge of corporate and real estate finance, their knowledge of the real estate and/or entertainment industry, their independence from Company management and other factors. The committee will consider nominations made by shareholders in compliance with the procedures described in “Submission of Shareholder Proposals and Nominations” below. The committee will use the same criteria to evaluate nominees recommended in good faith by shareholders as it uses to evaluate its own nominees, but may give greater weight to nominees recommended by holders of more than 5% of our outstanding common shares. Mr. Brady serves as Chairman of the nominating/company governance committee. The committee met three times in 2006.
     Compensation Committee. The Board of Trustees has appointed a compensation committee consisting of all of the independent trustees. The primary responsibilities of the compensation committee are to (1) review and approve Company goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve the Chief Executive Officer’s compensation level based on that evaluation, and (2) make recommendations to the Board regarding the compensation of the Company’s other executive officers and the independent trustees, as well as incentive compensation and equity-based plans that are subject to Board approval. Mr. Earnest serves as Chairman of the compensation committee. The committee met four times in 2006.
What is our policy regarding trustee attendance at annual meetings?
     Our trustees are expected to attend each annual meeting of shareholders, although conflict situations can arise from time to time. All of our trustees attended the 2006 annual meeting.

Family relationships.
     No family relationships exist between any of our trustees or executive officers.
EXECUTIVE OFFICERS
     Here are our executive officers and some brief information about their backgrounds.
     David M. Brain, 51, is our President and Chief Executive Officer and a member of our Board. His background is described in “Election of Trustee.”
     Gregory K. Silvers, 43, was appointed our Chief Operating Officer in 2006 and has served as our Vice President, Secretary and General Counsel since 1998 and as Chief Development Officer since 2001. From 1994 to 1998, he practiced with the law firm of Stinson Morrison Hecker L.L.P. specializing in real estate law. Mr. Silvers received his JD in 1994 from The University of Kansas.
     Mark A. Peterson, 43, was appointed our Chief Financial Officer and Treasurer in 2006 and has been a Vice President since 2004. From 1998 to 2004, Mr. Peterson was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Vice President-Accounting and Finance. Mr. Peterson was Chief Financial Officer of JC Nichols Company, a real estate company headquartered in Kansas City, Missouri, from 1995 until its acquisition by Highwoods Properties, Inc. in 1998. Mr. Peterson received a BS in Accounting, with highest honors, from University of Illinois in 1986.
     Michael L. Hirons¸ 36, was appointed our Vice President-Finance in 2006. From 2004 to 2006 Mr. Hirons was a co-founder and principal with Preferred Finance Partners, Inc., a firm that provides corporate financial consulting services. From 2000 to 2004, Mr. Hirons was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Director of Strategic Business Unit Finance. Mr. Hirons is a CPA and received two bachelor’s degrees, with highest distinction, from the University of Kansas in 1993.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
General
     All of our compensation programs for our principal executive officer, principal financial officer and two other executive officers (the “Named Executive Officers”) are designed to attract and retain quality executives, motivating them to achieve and rewarding them for superior performance. Our executive compensation programs are administered by the compensation committee, which is authorized to select from among our eligible executives the individuals to whom awards will be granted and to establish the terms and conditions of those awards. No member of the compensation committee is eligible to participate in any compensation program other than as a non-employee trustee of the Company.
Overview of our compensation philosophy and principles
     Elements of our compensation for our Named Executive Officers include base salary, annual incentive awards, long-term equity incentive awards, health, disability and life insurance and perquisites. We have adopted these various elements of compensation to attract and retain quality executives, to provide incentives to maximize our funds from operations (“FFO”), and to provide executives with long-term incentives that align their interests with value creation for our shareholders.
     The Company’s compensation philosophy has several key objectives:
•	create a well-balanced and competitive compensation program utilizing base salary, annual incentives and long-term equity-based incentive compensation,

•	emphasize variable performance-based compensation,

•	reward executives for performance on measures designed to increase shareholder value,

•	use restricted share awards to ensure that executives are focused on providing appropriate dividend levels and building shareholder value, and

•	create alignment between the Company’s executives and its shareholders by granting equity based incentives.
The compensation committee has generally attempted to set base salary compensation at or slightly below the median of competitive market practices, and emphasize performance-based incentive compensation payable under the Annual Incentive Program and Long-Term Incentive Plan as discussed below in “Compensation program design.”
Compensation setting process
     Historically, it has been the practice of our compensation committee at the beginning of each year, to meet and make decisions regarding our Named Executive Officers’ compensation. When making these decisions, the compensation committee considers the performance of the Company and each Named Executive Officer, current industry-based compensation practice information and the history of all the elements of each Named Executive Officer’s total compensation over each of the last three fiscal years. Based upon the review of this information, along with recommendations provided by our Chief Executive Officer, Mr. Brain, the compensation committee sets, for each of the Named Executive Officers, the base salary for the new fiscal year, the annual incentive awards for the most recently completed year and the level of long-term incentive awards under our Share Incentive Plan. In addition to the input of the Chief Executive Officer, other Named Executive Officers attend meetings of the compensation committee from time to time and provide historical and prospective breakdowns of primary compensation components for each executive officer, and additional context with respect to Company performance. The compensation committee retains the right to make final determinations on all Named Executive Officer compensation.
     The compensation committee does not establish fixed or formulaic performance targets with respect to incentive compensation under either the Annual Incentive Program or the Long-Term Incentive Plan. The compensation committee determined that incentive amounts paid for 2006 would be based upon an assessment of a combination of the personal performance of the executive and the Company’s overall performance as measured by a variety of goals and metrics, such as FFO per share, return on equity, cash available for distribution, total shareholder return, dividend growth and share performance as compared to comparable companies and REIT indices.
     The compensation committee determines performance bonuses awarded under the Annual Incentive Program as a percentage of annual base salary. Relevant performance factors are set at the beginning of each year which are then reviewed at the beginning of the following year at which time the actual bonus amount is determined. Similarly, awards under the Long-Term Incentive Plan are calculated as a percentage of annual base salary plus the bonus under the Annual Incentive Program, with relevant performance factors being set at the beginning of each year, which are reviewed at the beginning of the following year when the actual award under the Long-Term Incentive Plan is determined.
     The compensation committee retained as its compensation consultant, FPL Associates L.P., to advise the committee with respect to its review of compensation levels and programs for our Named Executive Officers. FPL Associates prepared a benchmarking analysis comparing our senior executive compensation practices to the compensation practices of other comparable publicly traded REITs. The peer group used for benchmarking purposes included:
•	Acadia Realty Trust

•	Capital Lease Funding, Inc.

•	Cousins Properties Inc.

•	Inland Real Estate Corporation

•	Lexington Properties Trust

•	National Retail Properties, Inc.

•	Realty Income Corporation

•	Spirit Finance Corporation

•	Trustreet Properties, Inc.

•	Washington Real Estate Investment Trust
     The benchmarking analysis generally indicated that, consistent with the compensation philosophy, the base salaries of the Named Executive Officers were at or below the median base salaries for comparable positions within the peer group organizations. In addition, our compensation practices emphasized variable performance-based incentives.
     In determining and analyzing performance factors, the compensation committee utilizes benchmarks provided by management and the committee’s compensation consultant, including the following:
•	Company operations, including revenue, expense control, FFO per share performance, access to capital, debt levels, vacancy levels and resolution, credit quality, acquisition levels, yields and internal rates of return, asset diversification, trading multiples, dividend yields and increases, executive peer evaluations and new initiatives suggested and implemented,

•	Shareholder returns, including absolute returns and comparative returns versus other REITs and other stock indices and a subjective analysis of the relative risk taken by peer companies, and

•	REIT compensation levels, including what peer companies are paying for comparable positions, other alternatives for the executive officer, the executive officer’s value to the Company, future prospects for the executive officer, how difficult it would be to replace the executive officer and how the executive officer performed versus other years.
     FPL Associates also assisted the compensation committee with its review of the employment agreements the Company has with each of the Named Executive Officers. Because the Named Executive Officers have joined the Company over a period spanning almost ten years, the structure and terms of their employment agreements varied significantly. The compensation committee undertook a process to redesign the employment agreements for the Named Executive Officers with the purpose of establishing a single form of agreement. This process, which involved the renegotiation of existing employment agreements, was concluded in February 2007, and each of our Named Executive Officers entered into new replacement employment agreements.
     In addition to the annual awards under the Annual Incentive Program and the Long-Term Incentive Plan, it has been the practice of the compensation committee to make one-time discretionary equity grants to Named Executive Officers when they receive a promotion. During 2006, Mr. Silvers was promoted to Chief Operating Officer and Mr. Peterson was promoted to Chief Financial Officer. In recognition of these promotions and the changes in the terms of the employment agreements with each of the Named Executive Officers, on February 28, 2007, the compensation committee authorized the grant of restricted shares under our Share Incentive Plan to Mr. Brain for 20,000 common shares, Mr. Silvers for 30,000 common shares and to Mr. Peterson for 10,000 common shares. These restricted shares vest over a period of five years and were issued pursuant to our Share Incentive Plan discussed below.
Compensation program design
     The compensation committee uses the following programs to meet its compensation objectives for executive officers:
     Base Salary. Annual base salaries for the executive officers for 2006 were set by the compensation committee at $481,000 for Mr. Brain, $316,000 for Mr. Silvers, $227,000 for Mr. Peterson and $145,000 for Mr. Hirons. Mr. Hirons joined the Company on May 1, 2006. In early 2007, the compensation committee established annual base salaries of $505,000 for Mr. Brain, $365,000 for Mr. Silvers, $275,000 for Mr. Peterson and $175,000 for Mr. Hirons for 2007. The salary levels were intended to provide a level of base salary compensation at or slightly below the median of competitive market practices, to permit the emphasis of performance-based incentive compensation payable under the Annual Incentive Program and Long-Term Incentive Plan.
     Annual Incentive Program. The compensation committee establishes relevant performance factors with respect to incentive compensation under the Annual Incentive Program. For 2006, the compensation committee determined incentive amounts based upon an assessment of a combination of the personal performance of the executive and the Company’s overall performance as measured by a variety of goals and metrics, such as FFO per share, return on equity, cash available for distribution, total shareholder return, dividend growth and share performance as compared to comparable companies and REIT indices. After the conclusion of each fiscal year, the compensation committee considers the performance of the Company and each Named Executive Officer, the achievement of these performance measures and the recommendations of our Chief Executive Officer.
     In February 2007, the Chief Executive Officer provided the compensation committee with recommendations for bonuses under the Annual Incentive Program, based on the Company’s overall performance as measured against the Company’s overall performance metrics for 2006 and individual performance for each executive. After considering the recommendations and the performance criteria and results, on February 28, 2007, the compensation committee approved the following bonuses under the Annual Incentive Program for our Named Executive Officers for 2006:

	Percent of Base Salary	Amount
David M. Brain	120%	$577,200
Gregory K. Silvers	100%	316,000
Mark A. Peterson	90%	204,300
Michael L. Hirons	50%	72,500
     Performance bonuses awarded under the Annual Incentive Program are payable in cash, restricted common shares or a combination of cash and restricted common shares, at the election of the executive. The compensation committee believes that allowing executives to receive all, or a portion of their annual incentive in the form of restricted common shares provides an additional opportunity to align executives’ long-term interests with value creation for shareholders. Executives electing to receive restricted common shares as payment of their annual incentive receive an award with a value equal to 125% (150% for Mr. Hirons) of the cash amount. For 2006, each of the Named Executive Officers elected to receive 100% of their performance bonuses in the form of restricted common shares. Restricted common shares issued as payment of annual incentive awards vest at the rate of 33 1/3% per year during a three-year period.
     For 2007, the compensation committee identified several performance factors that it intends to consider in its determination of the performance bonus under the Annual Incentive Program. In establishing performance factors, the compensation committee strives to ensure that: incentives are aligned with the strategic goals set by the Board; targets are sufficiently ambitious so as to provide a meaningful incentive; and bonus payments, assuming target levels of performance are attained, will be consistent with the overall compensation program established by the compensation committee. Under this approach, the compensation committee selected three primary quantitative performance factors:
•	FFO per share growth,

•	Return on invested capital (“ROIC”), and

•	Return on average common equity (“ROACE”).
     The Board tracks FFO per share growth on a regular basis, and, like many other REITs, considers FFO per share growth to be the most important measure of Company performance. However, ROIC and ROACE are also considered important factors for Company performance that, together with FFO per share growth, provide a balanced quantitative approach to the analysis. The compensation committee intends to consider each year a variety of other factors, some of which are more qualitative in nature, to determine the performance bonuses that will be awarded pursuant to the Annual Incentive Program. Included in the factors the committee intends to consider when exercising this discretion is their evaluation of the individual performance of each Named Executive Officer and overall Company performance, including the evaluation of performance factors such as capital formation, debt ratios, expense management, total shareholder returns and dividend rates.
     The compensation committee has established for 2007 a minimum and maximum level of performance bonuses that may be paid to each Named Executive Officer under the Annual Incentive Program. The compensation committee intends to meet in early 2008 to review each Named Executive Officer’s personal performance and the Company’s performance, particularly as it relates to the foregoing performance factors. Based upon this determination, the executive officers have the opportunity to realize performance bonuses (stated as a percentage of annual base salary) under the Annual Incentive Program for 2007, which the committee has targeted to be between the minimum and the maximum stated below, subject to the discretion of the committee:

	Minimum	Maximum
David M. Brain	50%	150%
Gregory K. Silvers	40%	125%
Mark A. Peterson	40%	125%
Michael L. Hirons	25%	90%
     Long-Term Incentive Plan. The compensation committee may award incentive compensation to our executive officers pursuant to the Long-Term Incentive Plan. It is the compensation committee’s practice to award long-term incentives annually with 75% of the value granted in the form of restricted common shares and 25% in the form of either share options or payment of the difference between the annual premium payable by the Company on term life insurance for the benefit of the executive and the annual premium for the same amount of whole life insurance for that executive plus related income tax, or a combination of options and premium differential payment plus related tax, at the election of the executive. These awards are made in the first quarter of each fiscal year at the same time as bonuses under the Annual Incentive Program are determined. The compensation committee made the following awards to the executive officers of the Company in February 2006:

	Percentage of
	Base Salary and
	Bonus under		Restricted		Insurance
	Annual Incentive	Total Value	Shares	Options	Premium and
	Program	of Award	Awarded (1)	Awarded (2)	Tax Benefit
David M. Brain	177%	$1,352,000	24,516	49,144	$152,236
Gregory K. Silvers	138%	613,000	11,116	10,914	111,994
Mark A. Peterson	85%	231,413	4,196	367	56,466
Michael L. Hirons	—	—	—	—	—
Fred K. Kennon (3)	114%	507,000	9,194	3,280	114,353

(1)	For purposes of determining the total number of restricted shares awarded under the Long-Term Incentive Plan, restricted shares are valued on the date the award is granted.

(2)	For purposes of determining the number of options awarded under the Long-Term Incentive Plan, each option to purchase a common share is given the value determined by the Company in its financial statements prepared for the most recently completed fiscal year and the exercise price of the option is the closing price of the Company’s common shares on the New York Stock Exchange on the date the award is granted.

(3)	Mr. Kennon retired as Chief Financial Officer of the Company on June 30, 2006.
     The compensation committee made the following awards under the Long-Term Incentive Plan to the executive officers of the Company in February 2007:

	Percentage of
	Base Salary and
	Bonus under		Restricted		Insurance
	Annual Incentive	Total Value	Shares	Options	Premium and
	Program	of Award	Awarded (1)	Awarded (2)	Tax Benefit
David M. Brain	146%	$1,550,000	17,749	45,543	$151,130
Gregory K. Silvers	143%	900,600	10,313	21,820	111,904
Mark A. Peterson	122%	525,000	6,012	9,803	80,373
Michael L. Hirons	50%	108,750	1,246	—	27,188

(1)	For purposes of determining the total number of restricted shares awarded under the Long-Term Incentive Plan, restricted shares are valued on the date the award is granted.

(2)	For purposes of determining the number of options awarded under the Long-Term Incentive Plan, each option to purchase a common share is given the value determined by the Company in its financial statements prepared for the most recently completed fiscal year and the exercise price of the option is the closing price of the Company’s common shares on the New York Stock Exchange on the date the award is granted.
     For awards to be made in 2008, which will be made pursuant to the 2007 Equity Incentive Plan, the compensation committee will grant long-term incentive awards based on an approach similar to that used with the Annual Incentive Program, considering the same performance factors. The Named Executive Officers have the opportunity to realize awards (stated as a percentage of annual base salary plus the cash performance bonus under the Annual Incentive Program) under the Long-Term Incentive Plan in 2008, which the committee has targeted to be between the minimum and the maximum stated below, subject to the discretion of the committee:

	Minimum	Maximum
David M. Brain	75%	175%
Gregory K. Silvers	65%	150%
Mark A. Peterson	65%	150%
Michael L. Hirons	40%	100%
     Share Incentive Plan. We encourage our executive officers to own common shares in the Company. Under our Share Incentive Plan, a maximum of 3,000,000 common shares, subject to adjustment upon significant Company events, are reserved for issuance under the Plan. There is no limit on the number of total options or restricted common shares an individual may receive under the Plan. The maximum number of shares or options which may be awarded to an employee subject to the deductibility limitation of Section 162(m) of the Internal Revenue Code is 250,000 for each twelve-month performance period (or, to the extent the award is paid in cash, the maximum dollar amount equal to the cash value of that number of shares). Restricted common shares and options granted under the Annual Incentive Program and the Long-Term Incentive Plan have been issued pursuant to the Share Incentive Plan, and future grants will be made under the 2007 Equity Incentive Plan, subject to shareholder approval.
     To assist executives with this goal, we provide officers the opportunity to acquire shares through various programs:
•	Share Purchase Program. From time to time, we may allow executives to purchase common shares from us at fair market value. The shares may be subject to transfer restrictions and other conditions imposed by the compensation committee.

•	Restricted Share Program. We may award restricted common shares to executives, subject to conditions adopted by the compensation committee. In general, restricted shares may not be sold until the restrictions expire or are removed by the compensation committee. Restricted shares have full voting and dividend rights from the date of issuance. All restrictions on restricted shares lapse upon a change in control of the Company.

•	Share Option Program. We may grant options to our officers and employees to purchase common shares subject to conditions and vesting schedules imposed by the compensation committee. All options vest and become exercisable upon a change in control of the Company.

     During 2006, Mr. Silvers was promoted to Chief Operating Officer and Mr. Peterson was promoted to Chief Financial Officer. In recognition of these promotions and the changes in the terms of the employment agreements with each of the Named Executive Officers, on February 28, 2007, the compensation committee authorized the grant of restricted shares under our Share Incentive Plan to Mr. Brain for 20,000 common shares, Mr. Silvers for 30,000 common shares and to Mr. Peterson for 10,000 common shares. These restricted shares vest over a period of five years.
     Personal Benefits and other Perquisites. We have acquired vehicles that three of the Named Executive Officers are entitled to use. Each of those three Named Executive Officers is taxed for personal use of the vehicles.
How was the Company’s President and Chief Executive Officer compensated?
     The Company’s President and Chief Executive Officer, David M. Brain, was compensated in 2006 pursuant to an employment agreement entered into in 2000. In establishing Mr. Brain’s compensation, the compensation committee took into account the compensation of similar officers of REITs with comparable market capitalizations, Mr. Brain’s contributions to the Company’s financial performance and its increase in FFO per share and dividends per common share during 2006, the successful execution of the Company’s acquisition and financing strategies during 2006, and Mr. Brain’s success in meeting the performance metrics established by the compensation committee.
     Mr. Brain received a base salary of $481,000 in 2006 and a bonus under the Annual Incentive Program of $577,200 for 2006. The incentive award paid to Mr. Brain was based on the Company’s achievement of certain financial results and shareholder returns, including FFO per share growth and dividends per common share, as well as an evaluation of Mr. Brain’s personal performance during 2006. Mr. Brain elected to take payment of the bonus in the form of restricted common shares valued at 125% of the bonus. An award under the Long-Term Incentive Plan was made of $1,550,000 in 2007, payable as described above. Based upon its review of the various factors described above, the committee believes Mr. Brain’s compensation is reasonable and not excessive.
How is EPR addressing Internal Revenue Code limits on deductibility of compensation?
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid for any fiscal year to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. The statute exempts qualifying performance-based compensation from the deduction limit if stated requirements are met.
     Although the compensation committee intends the Company’s compensation to be deductible under Section 162(m), at some future time it may not be possible or practicable or in the Company’s best interests to qualify an executive officer’s compensation under Section 162(m). Accordingly, the compensation committee and the Board of Trustees reserve the authority to award non-deductible compensation in circumstances they consider appropriate.

Summary Compensation Table
     The following table contains information on the compensation earned by our Chief Executive Officer and Chief Financial Officer and each of our other most highly compensated executive officers whose compensation exceeded $100,000 in 2006.

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified	All
Name and				Share	Option	Plan	Deferred	Other
Principal	Year			Awards	Awards	Compen-	Compensa-	Compen-
Position	(1)	Salary	Bonus (2)	(3)(4)	(4)	sation	tion Earnings	sation (5)	Total
David M. Brain,	2006	$481,000	$577,200	$708,909	$116,439	$—	$—	$167,236	$2,050,784
President and Chief Executive Officer

Gregory K. Silvers,	2006	316,000	316,000	294,957	36,724	—	—	126,994	1,090,675
Vice President, Chief Operating Officer, Secretary and General Counsel

Mark A. Peterson,	2006	227,000	204,300	66,131	6,337	—	—	71,466	575,234
Vice President, Chief Financial Officer and Treasurer

Michael L. Hirons,	2006	100,969	72,500	—	11,220	—	—	14,639	199,328
Vice President — Finance (6)

Fred L. Kennon (7)	2006	126,500	—	979,295	521,978	—	—	129,353	1,757,126

(1)	Pursuant to the transition rules regarding disclosures required in the Summary Compensation Table under the rules adopted by the Securities and Exchange Commission, disclosure of this information is not required for years prior to 2006.

(2)	Performance bonuses are payable in cash, restricted common shares (valued at 125% of the cash bonus amount, except for Mr. Hirons, in which case it is valued at 150% of the cash bonus amount) or a combination of cash and restricted common shares, at the election of the executive. Restricted common shares issued as payment of annual incentive awards under the Annual Incentive Program vest at the rate of 33 1/3% per year during a three-year period. Each of the executive officers elected to receive their performance bonuses in the form of restricted common shares.

(3)	The executive officers receive dividends on restricted common shares from the date of issuance at the same rate paid to other common shareholders.

(4)	Represents the amount recognized by the Company for financial statement reporting purposes in accordance with SFAS 123(R) as the result of vesting of restricted common share grants or common share options during 2006.

(5)	Consists of the Company’s matching contributions under the Company’s 401(k) plan and amounts payable by the Company pursuant to the Company’s Section 79 life insurance plan. See “Long-Term Incentive Plan.”

(6)	Mr. Hirons was hired as our Vice President — Finance on May 1, 2006, and his annual salary for 2006 was $145,000.

(7)	Mr. Kennon retired as Chief Financial Officer of the Company on June 30, 2006. In exchange for a consulting and non-compete agreement with a term of five years, the Company agreed to allow Mr. Kennon to continue to vest in his unvested share options and restricted shares as of June 30, 2006 in accordance with the original vesting schedules. In accordance with SFAS 123(R), the fair values of such unvested awards were fully expensed in 2006 and are included above.

Grants of Plan-Based Awards
     The following table provides information about grants of plan-based awards under equity incentive plans to the Named Executive Officers in 2006. These grants were made under the Share Incentive Plan pursuant to the Annual Incentive Program and the Long-Term Incentive Plan. Grants were in the form of restricted common share awards and common share options.

									All Other
								All Other	Option	Exercise	Grant
		Estimated Future Payouts						Shares	Awards:	or Base	date Fair
		Under			Estimated Future Payouts Under			Awards:	Number of	Price of	Value of
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Number of	Securities	Option	Stock and
	Grant	Thres-		Maxi-	Thres-		Maxi-	Shares or	Underlying	Awards	Option
Name	Date	hold	Target	mum	hold	Target	mum	Units (1)	Options	(2)	Awards
David M. Brain	3/30/2006	—	—	—	—	—	—	—	49,144	$42.46	$5.00
	2/24/2006	—	—	—	—	—	—	35,522	—	—	41.36

Mark A. Peterson	3/30/2006	—	—	—	—	—	—	—	367	42.46	5.00
	2/24/2006	—	—	—	—	—	—	6,963	—	—	41.36

Gregory K. Silvers	3/30/2006	—	—	—	—	—	—	—	10,914	42.46	5.00
	2/24/2006	—	—	—	—	—	—	16,909	—	—	41.36

Michael L. Hirons	5/1/2006	—	—	—	—	—	—	—	15,000	40.55	5.61

Fred L. Kennon	3/30/2006	—	—	—	—	—	—	—	3,280	42.46	5.00
	2/24/2006	—	—	—	—	—	—	14,987	—	—	41.36

(1)	The restricted common shares issued pursuant to the Annual Incentive Program vest at the rate of 33 1/3% per year for three years, and the restricted common shares issued pursuant to the Long-Term Incentive Plan vest at the rate of 20% per year for five years.

(2)	The options vest at the rate of 20% per year for five years and are exercisable during a 10-year period.

Outstanding Equity Awards at Fiscal Year-End
     The following table provides information regarding outstanding awards to the Named Executive Officers that have been granted but not vested or exercised as of December 31, 2006.

	Option Awards					Stock Awards
								Equity	Equity
			Equity					Incentive	Incentive Plan
			Incentive					Plan	Awards:
			Plan					Awards:	Market or
			Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	Stock that	Rights that	Rights that
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested
David M. Brain	100,928	—	—			—	$—	—	$—
	87,778	—	—	$14.13	1/13/2010	—	—	—	—
	54,667	13,667	—	16.05	5/9/2011	—	—	—	—
	101,797	67,864	—	22.90	4/9/2012	—	—	—	—
	17,165	25,748	—	24.86	3/11/2013	—	—	—	—
	10,186	40,745	—	39.80	3/30/2014	—	—	—	—
	—	49,144	—	42.01	11/16/2015	—	—	—	—
	—	—	—	42.46	1/1/2016	2,470	144,347	—	—
	—	—	—	—	—	5,476	320,029	—	—
	—	—	—	—	—	9,271	541,809	—	—
	—	—	—	—	—	14,668	857,198	—	—
	—	—	—	—	—	24,516	1,432,715	—	—
	—	—	—	—	—	5,417	316,569	—	—
	—	—	—	—	—	9,094	531,453	—	—
	—	—	—	—	—	11,006	643,191	—	—

TOTAL	372,521	197,168	—			81,918	4,787,311	—	—

Mark A. Peterson	5,022	12,000	—			—	—	—	—
	722	2,889	—	33.58	6/14/2014	—	—	—	—
	—	367	—	42.01	11/16/2015	—	—	—	—
	—	—	—	42.46	1/1/2016	1,040	60,778	—	—
	—	—	—	—	—	4,196	245,214	—	—
	—	—	—	—	—	1,134	66,251	—	—
	—	—	—	—	—	2,767	161,703	—	—

TOTAL	5,744	15,256	—			9,137	533,947	—	—

Gregory K. Silvers	3,272	—	—			—	—	—	—
	6,000	6,000	—	16.05	5/9/2011	—	—	—	—
	12,089	24,178	—	22.90	4/9/2012	—	—	—	—
	6,333	9,498	—	24.86	3/11/2013	—	—	—	—
	3,918	15,671	—	39.80	3/30/2014	—	—	—	—
	—	10,914	—	42.01	11/16/2015	—	—	—	—
	—	—	—	42.46	1/1/2016	1,084	63,349	—	—
	—	—	—	—	—	1,952	114,052	—	—
	—	—	—	—	—	3,421	199,935	—	—
	—	—	—	—	—	5,640	329,602	—	—
	—	—	—	—	—	11,116	649,619	—	—
	—	—	—	—	—	2,314	135,230	—	—
	—	—	—	—	—	4,275	249,850	—	—
	—	—	—	—	—	5,793	338,543	—	—

TOTAL	31,612	66,261	—			35,595	2,080,180	—	—

Michael L. Hirons	—	15,000	—	40.55	5/1/2016	—	—	—	—

Fred L. Kennon	7,500	—	—			—	—
	5,625	5,625	—	16.05	5/9/2011	—	—	—	—
	13,518	27,036	—	22.90	4/9/2012	—	—	—	—
	7,012	10,521	—	24.86	3/11/2013	—	—	—	—
	4,162	16,647	—	39.80	3/30/2014	—	—	—	—
	—	3,280	—	42.01	11/16/2015	—	—	—	—
	—	—	—	42.46	1/1/2016	1,016	59,375	—	—
	—	—	—	—	—	2,182	127,516	—	—
	—	—	—	—	—	3,788	221,371	—	—
	—	—	—	—	—	5,992	350,172	—	—
	—	—	—	—	—	9,194	537,297	—	—
	—	—	—	—	—	5,793	338,543	—	—

TOTAL	37,817	63,109	—			27,965	1,634,275

Option Exercises and Stock Vested
     The following table provides information regarding option exercises by our Named Executive Officers and restricted stock held by our Named Executive Officers which vested during 2006.

	Option Awards		Stock Awards
	Number of Shares Acquired		Number of Shares Acquired
Name	on Exercise	Value Realized on Exercise	on Vesting	Value Realized on Vesting
David M. Brain	—	—	32,054	$1,301,392
Mark A. Peterson	—	—	828	33,617
Gregory K. Silvers	—	—	12,440	505,064
Michael L. Hirons	—	—	—	—
Fred L. Kennon	—	—	6,223	252,654

Potential Payments Upon Termination or Change of Control
     The following table provides information regarding potential payments upon termination of our Named Executive Officers or a change of control. These payments are provided for in the employment agreements the Company has entered into with each Named Executive Officer, which are described below.

					Before Change
					in Control	After Change in Control
					Termination		Termination
					w/o Cause or		w/o Cause
		Voluntary			for Good	No	or for Good
Name	Benefit	Termination	Death	Disability	Reason	Termination	Reason
David M. Brain	Cash Severance	$—	$7,663,500	$7,663,500	$7,663,500	$—	$7,663,500
	Health Benefits Continuation (1)	—	41,111	41,111	41,111	—	41,111
	Accelerated Vesting of Options(2)	—	4,699,302	4,699,302	4,699,302	4,699,302	4,699,302
	Accelerated Vesting of Restricted Stock(2)	—	4,787,288	4,787,288	4,787,288	4,787,288	4,787,288
	Excise Tax Gross-up	—	—	—	—	—	4,446,033

Mark A. Peterson	Cash Severance	—	2,141,364	2,141,364	2,141,364	—	2,141,364
	Health Benefits Continuation (1)	—	34,783	34,783	34,783	—	34,783
	Accelerated Vesting of Options(2)	—	351,620	351,620	351,620	351,620	351,620
	Accelerated Vesting of Restricted Stock(2)	—	533,966	533,966	533,966	533,966	533,966
	Excise Tax Gross-up	—	—	—	—	—	1,192,948

Gregory K. Silvers	Cash Severance	—	3,972,000	3,972,000	3,972,000	—	3,972,000
	Health Benefits Continuation (1)	—	30,844	30,844	30,844	—	30,844
	Accelerated Vesting of Options(2)	—	1,634,060	1,634,060	1,634,060	1,634,060	1,634,060
	Accelerated Vesting of Restricted Stock(2)	—	2,080,172	2,080,172	2,080,172	2,080,172	2,080,172
	Excise Tax Gross-up	—	—	—	—	—	1,966,168

Michael L. Hirons	Cash Severance	—	616,250	616,250	616,250	—	616,250
	Health Benefits Continuation (1)	—	17,629	17,629	17,629	—	17,629
	Accelerated Vesting of Options(2)	—	268,350	268,350	268,350	268,350	268,350
	Accelerated Vesting of Restricted Stock(2)	—	—	—	—	—	—
	Excise Tax Gross-up	—	—	—	—	—	306,143

(1)	Represents present value of benefits continuation assuming 6.09% discount rate.

(2)	Based on year-end common share price of $58.44.

Employment Agreements
          On February 28, 2007, we entered into employment agreements with each of our Named Executive Officers: David M. Brain, Gregory K. Silvers, Mark A. Peterson and Michael L. Hirons. The compensation committee of the Board of Trustees initiated this process to address its concerns that the existing employment agreements lacked consistency among executives. The new agreements replaced prior employment agreements between us and these executives.
          Each of the employment agreements has a three year term, with automatic one-year extensions on each anniversary date. The employment agreements generally provide for:
•	An original annual base salary of $505,000 for Mr. Brain, $365,000 for Mr. Silvers, $275,000 for Mr. Peterson, and $175,000 for Mr. Hirons, subject to any increases awarded by the compensation committee. These amounts correspond to the 2007 base salaries approved for Messrs. Brain, Silvers, Peterson and Hirons by the compensation committee;

•	An annual incentive bonus in an amount established by the compensation committee pursuant to our Annual Incentive Program;

•	A long-term incentive award pursuant to our Long-Term Incentive Plan in an amount established by the compensation committee;

•	Severance benefits triggered in the event of death, termination due to disability, termination by the Company without cause, or termination by the executive for good reason. The severance benefits consist of:
o	the sum of the executive’s base salary in effect on the date of termination, the value of the annual incentive bonus under the Annual Incentive Program for the most recently completed year, and the value of the most recent long-term incentive award made under our Long-Term Incentive Plan, times a severance multiple (which is three for Messrs. Brain, Silvers and Peterson and two for Mr. Hirons),

o	continuation of certain health plan benefits for a period of years equal to the severance multiple, and

o	vesting of all unvested equity awards.
          Good reason is defined as a good faith determination by the employee within 30 days after the Company’s receipt of written notice that one of the following events constitutes good reason:
•	the assignment of duties materially and adversely inconsistent with the executive’s position under the agreement or a material reduction in the executive’s office, status, position, title or responsibilities not agreed to by the executive,

•	any material reduction in the executive’s base compensation or eligibility under the Annual Incentive Program, eligibility for long-term incentive awards under the Long-Term Incentive Plan, or eligibility under employee benefit plans which is not agreed to by the executive, or after the occurrence of a change in control, a diminution of the executive’s target opportunity under the Annual Incentive Program, the Long-Term Incentive Plan or any successor plan, or a failure to evaluate executive’s performance relative to the target opportunity based upon the same metrics as peer management at the surviving or acquiring company,

•	a material breach of the employment agreement by the Company, its successors or assigns, including any failure to pay executive on a timely basis any amounts to which he is entitled under the agreement, or

•	any requirement that executive be based at an office outside of a 35-mile radius of the current offices of the Company.

A change of control is deemed to have occurred if:

•	incumbent trustees (defined as the trustees of the Company on the effective date of the agreement, plus trustees who are subsequently elected or nominated with the approval of two-thirds of the incumbent trustees then on the board) cease for any reason to constitute a majority of the board,

•	any person becomes the beneficial owner of 25% or more of our voting securities, other than an acquisition by an underwriter in an offering of shares by the Company, or a transaction in which 50% of the voting securities of the surviving corporation is represented by the holders of our voting securities prior to the transaction, no person is the beneficial owner of 25% of the surviving corporation, and at least a majority of the directors of the surviving corporation were incumbent trustees of the Company (a “non-qualifying transaction”), or the acquisition of shares directly from the Company in a transaction approved by a majority of the incumbent trustees,

•	the shareholders approve a merger, consolidation, acquisition, sale of all or substantially all of the Company’s assets or properties or similar transaction that requires the approval of our shareholders, other than a non-qualifying transaction,

•	the shareholders approve a complete plan of liquidation or dissolution of the Company,

•	the acquisition of control of the Company by any person, or

•	any transaction or series of transactions resulting in the Company being “closely held” within the meaning of the REIT provisions of the Internal Revenue Code and with respect to which the board has either waived or failed to enforce the “excess share” provisions of our amended and restated declaration of trust.
Compensation committee interlocks and insider participation
          No member of the compensation committee is or has been at any time an officer or employee of the Company or any of its subsidiaries. No member of the compensation committee had any contractual or other relationship with the Company during 2006. No executive officer of the Company serves or has served as a director or as a member of the compensation committee of any entity of which any member of the Company’s compensation committee or any independent trustee serves as an executive officer.
          As we have previously reported, Morgan G. Earnest II, who serves as Chairman of our compensation committee, is Executive Vice President of Capmark Financial Group, Inc., whose Canadian affiliate GMAC Commercial Mortgage of Canada provided U.S. $97 million in mortgage financing in 2004 secured by our Canadian properties. The Canadian loan meets the conditions for institutions providing non-advisory financial services to the Company described in “Who are our independent trustees and how was that determined?” Mr. Earnest received no direct or indirect compensation from any party in connection with the loan. The loan was approved by our independent trustees other than Mr. Earnest. The independent trustees other than Mr. Earnest have determined that the loan does not constitute a material relationship between Mr. Earnest and the Company and that Mr. Earnest is thus independent and qualified to serve as an independent trustee and a member of the audit, nominating/company governance and compensation committees.
EQUITY COMPENSATION PLAN INFORMATION
     The Equity Compensation Plan table provides information as of December 31, 2006 with respect to common shares that may be issued under our existing Share Incentive Plan.

	Number of securities to	Weighted average
	be issued upon exercise	exercise price of	Number of securities
	of outstanding options,	outstanding options,	remaining available for
Plan Category	warrants and rights	warrants and rights	future issuance
Equity compensation plans approved by security holders (1)	981,673	$28.33	1,241,675

Equity compensation plans not approved by security holders	—	—	—

Total	981,673	$28.33	1,241,675

(1)	All restricted common shares and options have been awarded under the Share Incentive Plan. The Share Incentive Plan does not separately quantify the number of options or number of restricted shares which may be awarded under the Plan. This table excludes the 1,500,000 common shares that may be awarded under the 2007 Equity Incentive Plan. See “Approval of our 2007 Equity Incentive Plan.”

COMPENSATION COMMITTEE REPORT
     The compensation committee of the Board of Trustees has reviewed and discussed the information provided in “Compensation Discussion and Analysis” with management and, based on the review and discussions, the compensation committee recommended to the Board of Trustees that the “Compensation Discussion and Analysis” be included in this proxy statement.
By the compensation committee:
Morgan G. Earnest II
Robert J. Druten
James A. Olson
Barrett Brady
This compensation committee report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

AUDIT COMMITTEE REPORT
     In fulfilling its oversight responsibilities, the audit committee reviewed the Company’s 2006 audited financial statements with management and the independent registered public accounting firm. The committee discussed with the firm the matters required to be discussed in Statement of Auditing Standards No. 61, “Communications with Audit Committees,” and the rules of the SEC and NYSE. This included a discussion of the firm’s judgments regarding the quality, not just the acceptability, of the Company’s accounting principles and the other matters required to be discussed with the committee under the rules of the NYSE and the Public Company Accounting Oversight Board. In addition, the committee received from the firm the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The committee also discussed with the firm its independence from management and the Company, including the matters covered by the written disclosures and letter provided by the firm.
     The committee discussed with management and the firm the overall scope and plans for the audit of the financial statements. The committee meets periodically with management and the independent registered public accounting firm to discuss the results of their examinations, their evaluations of the Company, the Company’s disclosure controls and procedures, internal control over financial reporting and internal audit function, and the overall quality of the Company’s financial reporting.
     The audit committee discussed with management and the independent registered public accounting firm the critical accounting policies of the Company, the impact of those policies on the 2006 financial statements, the impact of known trends, uncertainties, commitments and contingencies on the application of those policies, and the probable impact on the 2006 financial statements if different accounting policies had been applied.
     The audit committee charter is available on the Company’s website at www.eprkc.com.
     Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Trustees, and the Board approved, that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.
By the audit committee:
James A. Olson
Robert J. Druten
Morgan G. Earnest II
Barrett Brady
This audit committee report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

TRANSACTIONS BETWEEN THE COMPANY AND
TRUSTEES, OFFICERS OR THEIR AFFILIATES
     Pursuant to their 2000 employment agreements, Messrs. Brain and Silvers are indebted to the Company in the principal amounts of $1,470,645 and $281,250, respectively, for the purchase of 80,000 and 20,000 common shares, respectively. Each loan is represented by a 10-year recourse note with principal and interest at 6.24% per annum payable at maturity. The new employment agreements between us and Messrs. Brain and Silvers, entered into on February 28, 2007, expressly do not award or modify the loans in any way. For information regarding the independence of trustees and executive officers, please see “Who are our independent trustees and how was that determined?” and “Compensation committee interlocks and insider participation.”

PROPOSAL 2:
APPROVAL OF OUR 2007 EQUITY INCENTIVE PLAN
     The Entertainment Properties Trust 2007 Equity Incentive Plan, referred to in this proxy statement as the “Plan,” was approved by our Board of Trustees on April 2, 2007. Shareholder approval of an equity-based compensation plan or arrangement such as the Plan is necessary:
o	to enable the Plan to comply with the shareholder approval requirements for equity-based plans under the NYSE listing standards;

o	to enable equity-based awards under the Plan to be exempt from the short-swing profit disgorgement provisions of Exchange Act Rule 16b-3;

o	for certain types of options granted under the Plan, known as incentive share options, to be made eligible for the favorable income tax treatment afforded to optionees under Section 421 of the Internal Revenue Code; and

o	for certain forms of equity-based compensation under the Plan to be made eligible for the “performance-based compensation” exception to the $1 million compensation deduction limitation imposed under Section 162(m) of the Internal Revenue Code.
     The following description of the Plan is necessarily general in nature and does not purport to reflect all of the terms of the Plan. A copy of the Plan is set forth in Appendix A to this proxy statement. The description of the Plan contained herein is qualified in its entirety by reference to Appendix A.
Plan Purpose
     The purpose of the Plan is to encourage employees of our Company, its affiliates and subsidiaries, and non-employee trustees of our Company, to acquire a proprietary and vested interest in the growth and performance of our Company. The Plan also is designed to assist our Company in attracting and retaining employees and non-employee trustees by providing them with the opportunity to participate in the success and profitability of our Company. Equity-based awards also are intended to further align the interests of award recipients with the interests of our shareholders.
Eligible Participants
     The eligible participants in the Plan are all key employees of our Company, its affiliates and its subsidiaries whose judgment, initiative and efforts is important to the successful conduct of our business, including employees who are officers or members of our Board of Trustees, and members of our Board of Trustees who are not employees of our Company. Currently, there are 14 officers and employees of our Company, its affiliates and its subsidiaries. Since all members of our Board of Trustees are eligible for awards under the Plan, each member of our Board has a personal interest in the approval of the Plan.
Plan Administration
     The Plan may be administered by our Board of Trustees or a committee consisting of two or more directors, as our Board may determine, referred to in this proxy statement as the “Committee.” The compensation committee of our Board of Trustees currently administers the Plan and serves as the Committee. All members of the Committee are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, and “non-employee directors” as defined by the Securities and Exchange Commission rules under the Securities Act of 1934. The Committee has the sole discretion to administer and interpret the Plan and determine who will be granted awards under the Plan, the size and types of such awards and the terms and conditions of such awards.
Shares Subject to the Plan
     The Plan permits the issuance of up to 1,500,000 of our common shares pursuant to awards granted under the Plan such as share options, restricted share awards, restricted share units and performance share awards, as well as awards such as share appreciation rights, and performance unit and performance share awards payable in the form of common shares or cash. Common Shares are currently publicly traded on the NYSE, and on March 30, 2007, the closing price was $60.25 per share.
     Share Options. A share option is the right to purchase common shares at a future date at a specified price per share, which we refer to as the “option price.” An option may either be an incentive share option or a nonqualified share option. Incentive share options are taxed differently from nonqualified share options, and are subject to more restrictive terms. Incentive share options may only be granted to employees of our Company or a subsidiary. Both incentive share options and nonqualified share options may be granted under the Plan. The per-share exercise price of an option is set by the Committee and generally may not be less than the fair market value of a share of our common shares on the date of grant. Certain incentive share options granted to individuals owning more than 10% of our Company will be required to have a higher option price equal to at least 110% of the value of our common shares on the date of grant. Options granted under the Plan are exercisable at the times and on the terms established by the Committee. The maximum term of an option is ten years from the date of grant. The grant and the terms of incentive share options will be restricted to the extent required by the Internal Revenue Code. The option price must be paid in full in cash, by the tender of previously acquired common shares or the Committee may permit a net reduction in the number of shares issued upon exercise.
     Share Appreciation Rights. A share appreciation right or “SAR” is the right to receive payment of an amount equal to the excess of the fair market value of a share of common shares on the date of exercise of the share appreciation right over the grant price of the share appreciation right. When a Plan participant exercises a SAR, that participant will receive an amount equal to the value of the share appreciation for the number of SARs exercised, payable in cash, common shares or combination thereof, in the discretion of the Committee. The Plan permits the grant of two types of SARs: freestanding SARs, tandem SARs, or any combination of the two. A freestanding SAR is a SAR that is granted independently of any share option. A tandem SAR is a SAR that is granted in connection with a related share option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly canceled). The Committee has complete discretion to determine the number of SARs granted to any participant and the terms and conditions pertaining to such SARs. The grant price will be at least equal to the exercise price of the related option in the case of a tandem SAR, or in the case of a freestanding SAR, the fair market value of a share of our common shares on the date of grant. The maximum term of a share appreciation right will be determined by the Committee on the date of grant and may be determined by reference to the participant’s death, disability, voluntary resignation, cessation as a director, or termination of employment.
     Restricted Shares and Restricted Share Unit Grants. The Plan permits the grant of restricted shares or restricted share unit awards. Restricted shares and restricted share units may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on restricted shares or restricted share units lapse over a period of time or according to such other criteria as the Committee deems appropriate, including the achievement of specific performance goals. Unless the Committee determines otherwise, during the period of time in which the restricted shares or restricted share units are restricted, the participant to whom the shares have been granted will not have the right to vote the shares but will have the right to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.
     Performance Unit and Performance Shares. The Plan permits the grant of performance units and performance share awards which are bonuses payable in cash, common shares or a combination thereof. Each performance unit and performance share will represent the right of the participant to receive an amount based on the value of the performance unit/share, if performance goals established by the Committee are met. A performance unit will have a value based on such measurements or criteria as the Committee determines. A performance share will have a value equal to the fair market value of a share of our Company common shares. When an award of these are granted, the Committee will establish a performance period during which performance will be measured. At the end of each performance period, the Committee will determine to what extent the performance goals and other conditions of the performance units/shares are met. If the holder of a performance unit/share ceases to be an employee after a performance period for any reason other than having been terminated for cause, such holder will be entitled to receive the full amount payable as soon as practicable after the award amount has been determined by the Committee. If the holder of a performance unit/share ceases to be an employee before the end of a performance period by reason of death or disability, such holder will be eligible to receive the amount of any award prorated to reflect the shortened performance period. If the holder of a performance unit/share is terminated for cause at any time before or after the end of a performance period, but before an award has been paid, such holder’s participation in the Plan will cease, and any performance units/shares and right to receive payment for any awards will be canceled.
Transfer Restrictions
     Awards under the Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and generally are exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Committee may permit awards to be transferred to certain persons or entities, including members of the recipient’s immediate family and charitable institutions.
Changes in Capital or Corporate Structure
     If, without the receipt of consideration by our Company, there is any change in the number or kind of our common shares outstanding by reason of a share dividend or any other distribution upon the shares payable in shares, or through a share split, subdivision, consolidation, combination, reclassification or recapitalization, the maximum number of our common shares available for grants, the maximum number of our common shares that any individual participating in the Plan may be granted in any year, and the number of shares covered by outstanding grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of issued our common shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated. Adjustments determined by the Committee are final, binding and conclusive.
     If our Company undergoes a “change of control,” each option, share of restricted shares and other grant held by a non-employee trustee will, without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable or payable, as the case may be, as of the date of the change of control. Under the Plan, a “change of control” is deemed to have occurred if:

•	incumbent trustees (defined as the trustees of the Company on the effective date of the Plan, plus trustees who are subsequently elected or nominated with the approval of two-thirds of the incumbent trustees then on the Board) cease for any reason to constitute a majority of the board,

•	any person becomes the beneficial owner of 25% or more of our voting securities, other than an acquisition by an underwriter in an offering of shares by the Company, or a transaction in which 50% of the voting securities of the surviving corporation is represented by the holders of our voting securities prior to the transaction, no person is the beneficial owner of 25% of the surviving corporation, and at least a majority of the directors of the surviving corporation were incumbent trustees of the Company (a “non-qualifying transaction”), or the acquisition of shares directly from the Company in a transaction approved by a majority of the incumbent trustees,

•	the shareholders approve a merger, consolidation, acquisition, sale of all or substantially all of the Company’s assets or properties or similar transaction that requires the approval of our shareholders, other than a non-qualifying transaction,

•	the shareholders approve a complete plan of liquidation or dissolution of the Company,

•	the acquisition of control of the Company by any person, or

•	any transaction or series of transactions resulting in the Company being “closely held” within the meaning of the REIT provisions of the Internal Revenue Code and with respect to which the board has either waived or failed to enforce the “excess share” provisions of our amended and restated declaration of trust.
Employee Retirement Income Security Act of 1974
          The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.
Amendment, Modification and Termination
          Except as specifically provided for in the Plan, the Committee or our Board of Trustees may amend or terminate the Plan at any time without obtaining the approval of our shareholders, unless shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements or to comply with the requirements for listing on any exchange where our Company’s shares are listed. The Plan will expire on April 2, 2017 unless the Plan is extended with the approval of the shareholders and our board of directors. Our Company reserves the right to amend, change or terminate the Plan, in whole or in part, as permitted under the Plan, at any time for any reason.
Federal Income Tax Consequences
          The grant of an option or SAR will create no tax consequences for an award recipient or our Company. In general, the award recipient will have no taxable income upon exercising an incentive share option if the applicable holding period is satisfied (except that the alternative minimum tax may apply), and our Company will receive no income tax deduction when an incentive share option is exercised. Upon exercising a nonqualified option or a SAR, the award recipient must recognize ordinary income equal to the difference between the exercise price and the fair market value of common shares on the date of the exercise; our Company will be entitled to an income tax deduction for the same amount, subject to the possible applicability of the compensation deductibility limit of Section 162(m) of the Internal Revenue Code. Generally, there will be no tax consequence to our Company in connection with a disposition of shares acquired by an award recipient upon exercise of an option, except that our Company may be entitled to a tax deduction in the case of a disposition of shares acquired by exercise of an incentive share option before the applicable holding periods have been satisfied.
     With respect to other awards made under the Plan that are settled either in cash or in shares or other property that is either transferable or not subject to substantial risk of forfeiture, the award recipient generally must recognize ordinary income equal to the cash or the fair market value of shares or other property received, and our Company will be entitled to a deduction for the same amount. With respect to awards that are settled in shares or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the award recipient generally must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier, and our Company will be entitled to a deduction for the same amount, subject to possible limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits our Company’s deduction for compensation paid to certain executive officers to $1 million per year unless such compensation is “performance-based.”
     THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE ARE FOR GENERAL INFORMATION ONLY. NO INFORMATION IS PROVIDED AS TO THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE ACQUISITION OR EXERCISE OF OPTIONS GRANTED UNDER THE PLAN OR THE SALE OF COMMON SHARES ACQUIRED UPON SUCH EXERCISE. EACH AWARD RECIPIENT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES AND AS TO THE SPECIFIC CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

PROPOSAL 3:
APPROVAL OF OUR ANNUAL PERFORMANCE-BASED INCENTIVE PLAN
     The Board has recently approved the Company’s Annual Performance-Based Incentive Plan (the “Incentive Plan”), which may be used in conjunction with the Company’s Annual Incentive Program discussed in “Compensation Discussion and Analysis.” The Board recommends approval of the Incentive Plan for purposes of preserving our ability to deduct the compensation of certain executive officers under Section 162(m) of the Internal Revenue Code. The federal tax law requires certain plans, like our Incentive Plan, to be approved or re-approved by shareholders at least once every five years in order to ensure that amounts paid under such plans are tax-deductible.
     The Board has determined that it is appropriate and in the best interests of the Company and the shareholders to ensure that amounts payable under the Incentive Plan are tax-deductible to the Company. The Board has determined, by resolution adopted on April 2, 2007, to submit the plan to shareholders for their approval at this year’s annual meeting. If the shareholders approve the Incentive Plan, amounts paid to employees and executive officers pursuant to the Incentive Plan in forthcoming periods which comply with the requirements of Section 162(m) of the Internal Revenue Code will be tax-deductible to the Company.
General Description of the Incentive Plan
     The following is only a brief summary of the significant provisions of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached as Appendix B to this proxy statement.
     Purpose. The purpose of the Incentive Plan is to attract and retain highly-qualified executives by providing appropriate performance-based incentive awards. Individual payments made under the Incentive Plan will vary, depending upon Company achievements and individual performance. The Incentive Plan is administered by the compensation committee, which makes all determinations, including establishment of yearly performance targets, the employees/officers eligible for awards, and the size of individual awards. In making determinations, the compensation committee evaluates management’s input and other relevant information.
     Operation of Incentive Plan. Under the Incentive Plan, the compensation committee establishes performance goals for the year, and if such goals are achieved, the Company will pay bonuses to the eligible participants. The performance goals established by the compensation committee may vary from participant to participant and may include targets based on one or more of the following:
•	Earnings (either in the aggregate or on a per-share basis);

•	Growth or rate of growth in earnings (either in the aggregate or on a per-share basis);

•	Funds from operations (either in the aggregate or on a per-share basis);

•	Growth or rate of growth in funds from operations (either in the aggregate or on a per-share basis);

•	Net income or loss (either in the aggregate or on a per-share basis);

•	Cash Available for distribution per share;

•	Cash flow provided by operations (either in the aggregate or on a per-share basis);

•	Growth or rate of growth in cash flow (either in the aggregate or on a per-share basis);

•	Free cash flow (either in the aggregate or on a per-share basis);

•	Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;

•	Operating cost management and employee productivity;

•	Return measures (including return on assets, equity or invested capital, whether at the shareholder level, a subsidiary level or an operating unit or division level);

•	Growth or rate of growth in return measures (including return on assets, equity or invested capital);

•	Share price (including attainment of a specified per-share price during the Incentive Plan year; growth measures and total shareholder return or attainment by the shares of a specified price for a specified period of time);

•	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets, and goals relating to acquisitions or divestitures;

•	EBITDA measures; and/or

•	Achievement of business or operational goals such as market share and/or business development.
     The compensation committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, and any unusual, nonrecurring gain or loss, regardless of whether excludable or otherwise dealt with under GAAP. With respect to corporate and individual performance goals, the compensation committee will specify a minimum level of performance below which no award will be paid for attainment of corporate or individual objectives. The compensation committee will also specify the levels of corporate performance at which the target and maximum awards will be earned for attainment of corporate and individual objectives.
     Upon the conclusion of each fiscal year, the compensation committee will make a determination of the amounts to be paid to each participant under the Incentive Plan. The compensation committee may make adjustments based upon subjective evaluations.
     Payment of Awards. Unless an equity form of payment is elected by the participant in the Incentive Plan, payment of each participant’s award shall be made in cash, less the appropriate withholding taxes.
     In lieu of being paid in cash, if authorized by the compensation committee, a participant may elect to receive his or her award in common shares having a fair market value equal to that of the award, less, if applicable, the appropriate withholding taxes. Any common shares issued in settlement of an award will be in the form of bonus shares issued under our 2007 Equity Incentive Plan, subject to shareholder approval.
     In lieu of being paid in cash or being paid in common shares on a current basis as described in the preceding paragraph, a participant may elect to receive his or her award in common shares in the form of restricted shares or deferred shares issued under our 2007 Equity Incentive Plan, subject to shareholder approval. If the participant is eligible to receive an award of common shares in the form of restricted shares or deferred shares, and the award is for materially greater value than the cash award that would otherwise have been payable, the participant’s election to receive the restricted share or deferred share award may be made at any time 30 days before the award would have been paid in cash. If the participant is eligible to receive an award of common shares in the form of restricted shares or deferred shares, and the award is for less than a materially greater value than the cash award that otherwise would have been payable, the participant’s election to receive the restricted share or deferred share award may be made no later than six months before the end of the Incentive Plan year for which the award relates in accordance with the performance-based compensation initial deferral election rules under Section 409A of the Code. For these purposes, whether an award of restricted shares or deferred shares is of “materially greater value” than the original cash award that otherwise would have been payable, will be determined in good faith by the committee or its delegate based on all available guidance, formal and informal, relating to Section 409A of the Internal Revenue Code from the Internal Revenue Service, the United States Treasury Department and any of their respective representatives.
Tax Law Requiring Shareholder Approval
     Section 162(m) of the Internal Revenue Code provides that a publicly-traded company will not be able to deduct for federal income tax purposes any compensation in excess of $1 million paid by it in any one year to any “covered employee” of the Company, subject to certain exemptions. “Covered employees” are essentially the Named Executive Officers listed in the Summary Compensation Table in this Proxy Statement. The annual compensation that is counted under the statute for purposes of the $1 million limit includes, among other things, base salary and cash bonuses. However, various forms of compensation are exempt from Section 162(m)’s general limitation on deductible compensation, including performance-based compensation paid under shareholder-approved plans that meet certain criteria. The features of the Company’s Incentive Plan applicable to the Named Executive Officers meet these criteria. To remain compliant with the performance-based compensation exemption, such performance-based plans are required to be re-approved every fifth year by the Company’s shareholders. Provided shareholder approval is obtained at this annual meeting, bonuses paid under the Incentive Plan which comply with the requirements of Section 162(m) of the Internal Revenue Code will be tax-deductible to the Company regardless of the executive’s total compensation.

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The audit committee has engaged the registered public accounting firm of KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2007 and to audit management’s internal control over financial reporting as of December 31, 2007. KPMG audited our financial statements for the years ended December 31, 2006, 2005 and 2004 and audited management’s internal control over financial reporting as of December 31, 2006, 2005 and 2004.
     Representatives of KPMG are expected to be present at the annual meeting and will be available to make a statement and respond to appropriate questions about their services.
Audit Fees
     KPMG billed the Company an aggregate of $263,500 for professional services rendered in the audit of our financial statements for the year ended December 31, 2006, the audit of certain of our subsidiaries and joint ventures, the audit of management’s internal control over financial reporting as of December 31, 2006, the review of the quarterly financial statements included in our Form 10-Q reports filed with the SEC during 2006, the review of other filings we made with the SEC during 2006, and the provision of comfort letters and performance of related procedures in connection with the public offering of our common shares and Series C preferred shares in 2006.
     KPMG billed the Company an aggregate of $228,500 for professional services rendered in the audit of our financial statements for the year ended December 31, 2005, the audit of certain of our subsidiaries and joint ventures, the audit of management’s internal control over financial reporting as of December 31, 2005, the review of the quarterly financial statements included in our Form 10-Q reports filed with the SEC during 2005, the review of other filings we made with the SEC during 2005, and the provision of comfort letters and performance of related procedures in connection with the public offering of our common shares and Series B preferred shares in 2005.
Audit-Related Fees
     KPMG did not bill the Company for any audit-related services in 2006 and 2005.
Tax Fees
     KPMG billed the Company an aggregate of $153,750 in 2006 and $156,321 in 2005 for professional services rendered in the areas of tax return preparation and compliance, tax consulting and advice and tax planning, including REIT tax compliance, U.S. and Canadian tax compliance and the determination of the portion of our dividends representing a return of capital. Of the $153,750 and $156,321 in tax fees billed for 2006 and 2005, respectively, a total of $140,860 and $126,750, respectively, was for tax return preparation and compliance and $12,890 and $29,571, respectively, was for tax consulting and advice and tax planning.
All Other Fees
     KPMG billed the Company an aggregate of $70,000 for other services in 2006 in connection with certain due diligence related services. KPMG did not bill the Company for any other services during 2005.

     The audit committee has adopted policies which require that the provision of services by the independent registered public accounting firm, and the fees therefor, be pre-approved by the audit committee. The policies are more particularly described in the audit committee report included elsewhere in this proxy statement. The services provided by KPMG in 2006 and 2005 were pre-approved by the audit committee in accordance with those policies.
     The audit committee considered whether KPMG’s provision of tax services in 2006 and 2005 was compatible with maintaining its independence from management and the Company, and determined that the provision of those services was compatible with its independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our trustees, executive officers and holders of more than 10% of our common shares to file reports with the SEC regarding their ownership and changes in ownership of our shares.
     We believe that, during 2006, our trustees and executive officers complied with all Section 16(a) filing requirements. In making this statement, we have relied upon an examination of the copies of Forms 3 and 4 and amendments thereto furnished to us under Exchange Act Rule 16a-3(e) during our most recent fiscal year and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year and the written representations of our trustees and executive officers.
SHARE OWNERSHIP
Who are the largest owners of our common shares?
     Except as stated below, we know of no single person or group that is the beneficial owner of more than 5% of our common shares.

Name and address of	Amount and nature of		Percent of shares
beneficial owner	beneficial ownership		outstanding
The Vanguard Group, Inc.	1,536,101	(1)	5.8%
100 Vanguard Blvd. Malvern, PA 19355

Barclays Global	2,456,499	(2)	9.3%
Investors, N.A. 45 Fremont Street, 17th Floor San Francisco, CA 94105

(1)	Based solely on disclosures made by The Vanguard Group, Inc., filing as an investment adviser, in a report on Schedule 13G filed with the Securities and Exchange Commission.

(2)	Based solely on disclosures made by Barclays Global Investors, N.A. and its affiliates, filing on behalf of trust accounts for the economic benefit of the beneficiaries of such accounts, in a report on Schedule 13G/A filed with the Securities and Exchange Commission. Includes shares held by affiliates of Barclays Global Investors, N.A. Certain affiliates of Barclays Global Investors, N.A. have shared voting or investment power over some of the shares.
How many shares do our trustees and executive officers own?
     The following table shows as of December 31, 2006, the number of our common shares beneficially owned by each of our trustees, the nominees for trustee and our executive officers, and by all of the trustees and executive officers as a group. All information regarding beneficial ownership was furnished by the trustees, nominees and officers listed below.

	Amount and nature of	Percent of shares
Name of beneficial owners	beneficial ownership (1)	outstanding (1)
David M. Brain	697,117	2.7%
Robert J. Druten	48,502	*
James A. Olson	25,804	*
Morgan G. Earnest II	26,566	*
Barrett Brady	20,419	*
Gregory K. Silvers	158,811	*
Mark A. Peterson	18,761	*
Michael L. Hirons	250	*
All trustees and executive officers as a group (8 persons)	996,230	3.8%

*	Less than 1 percent.

(1)	Includes the following common shares which the named individuals have the right to acquire within 60 days under existing options: David M. Brain (382,350), Gregory K. Silvers (33,795), Mark A. Peterson (5,818), Michael L. Hirons ( — ), Robert J. Druten (39,998), James A. Olson (20,000), Morgan G. Earnest II (23,333) and Barrett Brady (17,500).
     The above table reports beneficial ownership in accordance with Rule 13d-3 under the Exchange Act and includes common shares underlying options that are exercisable within 60 days after December 31, 2006. This means all common shares over which trustees, nominees and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned. The persons identified in the table have sole voting and investment power over all shares described as beneficially owned by them.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS
Do I have a right to nominate trustees or make proposals for consideration by the shareholders?
     Yes. Our Declaration of Trust and Bylaws establish procedures which you must follow if you wish to nominate trustees or make other proposals for consideration at an annual shareholder meeting.
How do I make a nomination?
     If you are a common shareholder of record and wish to nominate someone for election to the Board of Trustees, you must give written notice to the Company’s Secretary. Your notice must be given not less than 60 days and not more than 90 days prior to the first anniversary of the date of the previous year’s meeting. A nomination received less than 60 days or more than 90 days prior to the first anniversary of the date of the previous year’s meeting will be deemed untimely and will not be considered. If you wish to nominate a person for election to the Board of Trustees at the 2008 annual meeting of shareholders, your notice must be given to the Company’s Secretary not earlier than February 8, 2008 or later than March 9, 2008. Your notice must include:
•	for each person you intend to nominate for election as a trustee, all information related to that person that is required to be disclosed in solicitations of proxies for the election of trustees in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the person’s written consent to being named in the proxy statement as a nominee and to serve as a trustee if elected),

•	your name and address and the name and address of any person on whose behalf you made the nomination, as they appear on the Company’s books, and

•	the number of common shares owned beneficially and of record by you and any person on whose behalf you made the nomination.
How do I make a proposal?
     If you are a common shareholder of record and wish to make a proposal to be considered at an annual shareholder meeting, you must give written notice to the Company’s Secretary. Pursuant to Rule 14a-8 of the SEC, your notice must be received at the Company’s executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to shareholders in connection with the previous year’s meeting. For a proposal to be considered at the 2008 annual shareholder meeting, the proposal must be received at the Company’s executive offices on or before December 10, 2007. Any proposal received less than 120 days before that date will be deemed untimely and will not be considered. Your notice must include:
•	a brief description of your proposal and your reasons for making the proposal,

•	your name and address and the name and address of any person on whose behalf you made the proposal, as they appear on the Company’s books,

•	any material interest you or any person on whose behalf you made the proposal have in the proposal, and

•	the number of common shares owned beneficially and of record by you and any person on whose behalf you made the proposal.
Are there any exceptions to the deadline for making a nomination or proposal?
     Yes. If the date of the annual meeting is scheduled more than 30 days prior to or more than 60 days after the anniversary date of the previous year’s meeting, your notice must be delivered:
•	not earlier than 90 days before the meeting; and

•	not later than (a) 60 days before the meeting or (b) the 10th day after the date we make our first public announcement of the meeting date, whichever is earlier
     If the Board increases the number of trustees to be elected but we do not make a public announcement of the increased Board or the identity of the additional nominees within 70 days prior to the first anniversary of the previous year’s meeting, your notice will be considered timely (but only with respect to nominees for the new positions created by the increase) if it is delivered to the Company’s Secretary not later than the close of business on the 10th day following the date of our public announcement.
Must the Board of Trustees approve my proposal?
     Our Declaration of Trust provides that the submission of any action to the shareholders for their consideration must first be approved by the Board of Trustees.
OTHER MATTERS
     As of the date of this proxy statement, we have not been presented with any other business for consideration at the annual meeting. If any other matter is properly brought before the meeting for action by the shareholders, your proxy (unless revoked) will be voted in accordance with the recommendation of the Board of Trustees, or the judgment of the proxy holders if no recommendation is made.

MISCELLANEOUS
Proxy Solicitation
     The enclosed proxy is being solicited by the Board of Trustees. We will bear all costs of the solicitation, including the cost of preparing and mailing this proxy statement and the enclosed proxy card. After the initial mailing of this proxy statement, proxies may be solicited by mail, telephone, telegram, facsimile, e-mail or personally by trustees, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to the beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of our transfer agent, will be paid by us.
Annual Report
     Our annual report to shareholders, containing financial statements for the year ended December 31, 2006, is being mailed with this proxy statement to all shareholders entitled to vote at the annual meeting. You must not regard the annual report as additional proxy solicitation material.
     We will provide without charge, upon written request to the Secretary of the Company at the address listed on the cover page of this proxy statement, a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules, filed with the Securities and Exchange Commission for the year ended December 31, 2006.
Shareholder Proposals for the 2008 Annual Meeting
     Shareholder proposals intended for inclusion in the proxy statement for the 2008 annual meeting must be received by the Company’s Secretary at 30 W. Pershing Road, Suite 201, Kansas City, Missouri 64108, within the time limits described in “Submission of Shareholder Proposals and Nominations.” Shareholder proposals and nominations must also comply with the proxy solicitation rules of the SEC.

By the order of the Board of Trustees

Gregory K. Silvers
Vice President, Chief Operating Officer, General
Counsel and Secretary
April 9, 2007

APPENDIX A
ENTERTAINMENT PROPERTIES TRUST
2007 EQUITY INCENTIVE PLAN

ENTERTAINMENT PROPERTIES TRUST
2007 EQUITY INCENTIVE PLAN
SECTION 1
INTRODUCTION
1.1	Establishment. Entertainment Properties Trust, a Maryland real estate investment trust (the “Company”), hereby establishes the Entertainment Properties Trust 2007 Equity Incentive Plan (the “Plan”) for certain employees, non-employee trustees and consultants of the Company.
1.2	Purpose. The purpose of this Plan is to encourage employees of the Company and its affiliates and subsidiaries, and non-employee trustees of the Company to acquire a proprietary and vested interest in the growth and performance of the Company. The Plan also is designed to assist the Company in attracting and retaining employees, non-employee trustees and consultants by providing them with the opportunity to participate in the success and profitability of the Company.
1.3	Duration. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 15 hereof, until all Shares subject to the Plan shall have been issued, purchased or acquired according to the Plan’s provisions. Unless the Plan shall be reapproved by the shareholders of the Company and the Board renews the continuation of the Plan, no Awards shall be issued pursuant to the Plan after the tenth (10th) anniversary of the Effective Date.
1.4	Plan Subject to Shareholder Approval. Although the Plan is effective on the Effective Date, the Plan’s continued existence is subject to the Plan being approved by the Company’s shareholders within 12 months of the Effective Date. Any Awards granted under the Plan after the Effective Date but before the approval of the Plan by the Company’s shareholders will become null and void if the Company’s shareholders do not approve this Plan within such 12-month period.
SECTION 2
DEFINITIONS
2.1	The following terms shall have the meanings set forth below.

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Affiliate” of the Company means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.

“Award” means a grant made under this Plan in any form, which may include but is not limited to, Share Options, Restricted Shares, Restricted Shares Units, Bonus Shares, Deferred Shares, Performance Shares, Share Appreciation Rights and Performance Units.

“Award Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Award.

“Beneficiary” means the person, persons, trust or trusts which have been designated by a Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated beneficiary or surviving designated beneficiary, then the Person or Persons entitled by will or the laws of descent and distribution to receive such benefits.

“Board” means the Board of Trustees of the Company.

“Bonus Shares” means Shares that are awarded to a Participant without cost and without restriction in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee of the Company or a Subsidiary.

“Cause” means, unless otherwise defined in an Award Agreement or otherwise defined in a Participant’s employment agreement (in which case such definition will apply) any of the following:
(i)	Participant’s conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud or dishonesty;

(ii)	Any willful action or omission by a Participant which would constitute grounds for immediate dismissal under the employment policies of the Company by which Participant is employed, including intoxication with alcohol or illegal drugs while on the premises of the Company, or violation of sexual harassment laws or the internal sexual harassment policy of the Company by which Participant is employed;

(iii)	Participant’s habitual neglect of duties, including repeated absences from work without reasonable excuse; or

(iv)	Participant’s willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company;
provided, however, that for purposes of clauses (ii), (iii) and (iv), “Cause” shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign from his affiliation with the Company in lieu of being terminated for Cause may be deemed, in the sole discretion of the Committee, to have been terminated for Cause for purposes of this Plan.
     “Change in Control” means the first to occur of the following events:
(i)	Incumbent Trustees cease for any reason to constitute at least a majority of the Board.

(ii)	Any “person” (as defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act) or “group” (within the contemplation of Section 13(d)(3) of the 1934 Act and Rule 13d-5 thereunder) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) or controls the voting power, directly or indirectly, of shares of the Company representing 25% or more of the Company Voting Securities, other than (1) an acquisition of Company Voting Securities by an underwriter pursuant to an offering of shares by the Company, (2) a Non-Qualifying Transaction, or (3) an acquisition of Company Voting Securities directly from the Company which is approved by a majority of the Incumbent Trustees.

(iii)	The shareholders of the Company approve a Business Combination, other than a Non-Qualifying Transaction.

(iv)	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(v)	The acquisition of direct or indirect Control of the Company by any “person” or “group.”

(vi)	Any transaction or series of transactions which results in the Company being “closely held” within the meaning of the REIT provisions of the Code, after any applicable grace period, and with respect to which the Board has either waived or failed to enforce the “Excess Share” provisions of the Company’s Amended and Restated Declaration of Trust.
          For purposes of this Change in Control definition:
A.	“Company Voting Securities” shall mean the outstanding shares of the Company eligible to vote in the election of trustees of the Company.

B.	“Company 25% Shareholder” shall mean any “person” or “group” which beneficially owns or has voting control of 25% or more of the Company Voting Securities.

C.	“Business Combination” shall mean a merger, consolidation, acquisition, sale of all or substantially all of the Company’s assets or properties, statutory share exchange or similar transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for the transaction itself or the issuance or exchange of securities in the transaction.

D.	“Incumbent Trustees” shall mean (1) the trustees of the Company as of the Effective Date or (2) any trustee elected subsequent to the Effective Date whose election or nomination was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by specific vote or approval of a proxy statement of the Company in which such person is named as a nominee for trustee).

E.	“Parent Corporation” shall mean the ultimate parent entity that directly or indirectly has beneficial ownership or voting control of a majority of the outstanding voting securities eligible to elect directors of a Surviving Corporation.

F.	“Surviving Corporation” shall mean the entity resulting from a Business Combination.

G.	“Non-Qualifying Transaction” shall mean a Business Combination in which all of the following criteria are met: (1) more than 50% of the total voting power of the Surviving Corporation or, if applicable, the Parent Corporation, is represented by Company Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, is represented by shares into which the Company Voting Securities were converted pursuant to the Business Combination and held in substantially the same proportion as the Company Voting Securities were held immediately prior to the Business Combination), (2) no “person” or “group” (other than a Company 25% Shareholder or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) would become the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and no Company 25% Shareholder would increase its percentage of such total voting power as a result of the transaction, and (3) at least a majority of the members of the board of directors or similar governing body of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Trustees at the time of the Board’s approval of the Business Combination.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any “person” or “group” acquires beneficial ownership or voting control of more than 25% of the Company Voting Securities as a result of any acquisition of Company Voting Securities by the Company, but if after that acquisition by the Company the “person” or “group” becomes the beneficial owner or obtains voting control of any additional Company Voting Securities, a Change in Control shall be deemed to occur unless otherwise exempted as set forth above.
“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.
“Committee” means (i) the Board, or (ii) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan. Initially, the Committee shall be the Compensation Committee of the Board which is delegated all of the Board’s authority under this Plan as contemplated by clause (ii) above.
“Company” means Entertainment Properties Trust, a Maryland real estate investment trust, and any successor thereto.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
“Covered Employee” means an Employee that meets the definition of “covered employee” under Section 162(m)(3) of the Code.
“Date of Grant” or “Grant Date” means, with respect to any Award, the date as of which such Award is granted under the Plan.
“Deferred Shares” means Shares that are awarded to a Participant on a deferred basis pursuant to Section 9.4.
“Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan. Notwithstanding the above, with respect to an Incentive Share Option and the period of time following a separation from service in which a Holder may exercise such Incentive Share Option, “disabled” shall have the same meaning as defined in Code section 22(e)(3).
“Effective Date” means April 2, 2007.

“Eligible Employees” means all Employees (including officers and trustees who are also Employees) of the Company or an Affiliate upon whose judgment, initiative and efforts the Company depends, or will depend, for the successful conduct of the Company’s business.
“Employee” means a common law employee of the Company or an Affiliate.
“Executive Officer” means (i) the president of the Company, any vice president of the Company, including any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company, (ii) Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy making functions for the Company, and (iii) any Person designated or identified by the Board as being an Executive Officer for purposes of the 1933 Act or the 1934 Act, including any Person designated or identified by the Board as being a Section 16 Person.
“Fair Market Value” means, as of any date, the value of a Share determined in good faith, from time to time, by the Committee in its sole discretion, and for this purpose the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such Share from time to time and may rely on such independent advice with respect to such fair market value as the Committee shall deem appropriate. In the event that the Shares of the Company are traded on a national securities exchange, the Committee may determine that the Fair Market Value of the Share shall be based upon the closing price on the trading day of the applicable date as reported in The Wall Street Journal and consistently applied. If the securities exchange is closed on the applicable date, the closing price on the next day the securities exchange is open will be the Fair Market Value.
“Freestanding SAR” means any SAR that is granted independently of any Option.
“Holder” means a Participant, Beneficiary or Permitted Transferee who is in possession of an Award Agreement representing an Award that (i) in the case of a Participant has been granted to such individual, (ii) in the case of a Beneficiary has been transferred to such person under the laws of descent and distribution, or (iii) in the case of a Permitted Transferee, has been transferred to such person as permitted by the Committee, and, with respect to all of the above cases (i), (ii) and (iii), such Award Agreement has not expired, been canceled or terminated.“Incentive Share Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.
“Nonqualified Share Option” means any Option to purchase Shares that is not an Incentive Share Option.
“Option” means a right to purchase Shares at a stated price for a specified period of time. Such definition includes both Nonqualified Share Options and Incentive Share Options.

“Option Agreement” or “Option Award Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Option.
“Option Exercise Price” means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.2(b).
“Optionee” shall have the meaning as set forth in Section 6.2. For the avoidance of any doubt, in situations where the Option has been transferred to a Permitted Transferee or passed to a Beneficiary in accordance with the laws of descent and distribution, the Optionee will not be the same person as the Holder of the Option.
“Participant” means a Service Provider of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.
“Performance Award” means any Award that will be issued or granted, or become vested or payable, as the case may be, upon the achievement of certain performance goals (as described in Section 10) to a Participant pursuant to Section 10.
“Performance Period” means the period of time as specified by the Committee during which any performance goals are to be measured.
“Performance Shares” means an Award made pursuant to Section 9 which entitles a Holder to receive Shares, their cash equivalent, or a combination thereof based on the achievement of performance targets during a Performance Period.
“Performance Units” means an Award made pursuant to Section 9 which entitles a Holder to receive cash, Shares or a combination thereof based on the achievement of performance goals during a Performance Period.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.
“Plan” means the Entertainment Properties Trust 2007 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
“Restricted Shares” means Shares granted under Section 8 that are subject those restrictions set forth therein and the Award Agreement.
“Restricted Shares Unit” means an Award granted under Section 8 evidencing the Holder’s right to receive a Share (or, at the Committee’s discretion, a cash payment equal to the Fair Market Value of a Share) at some future date and that is subject those restrictions set forth therein and the Award Agreement.
“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act.

“SAR” or “Share Appreciation Right” means an Award, granted either alone or in connection with an Option, that is designated as a SAR pursuant to Section 7.
“SAR Holder” shall have the meaning as set forth in Section 7.2.
“Section 16 Person” means a Person who is subject to obligations under Section 16 of the 1934 Act with respect to transactions involving equity securities of the Company.
“Service Provider” means an Eligible Employee, a non-employee trustee of the Company or consultant of the Company.
“Shares” means the shares of beneficial interest in the Company.
“Subsidiary” means (i) in the case of an Incentive Share Option a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code, and (ii) in the case of any other type of Award, in addition to a subsidiary corporation as defined in clause (i), a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests.
“Tandem SAR” means a SAR which is granted in connection with, or related to, an Option, and which requires forfeiture of the right to purchase an equal number of Shares under the related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SARs upon the purchase of the Shares subject to the Option.
“Vested Option” means any Option, or portion thereof, which is exercisable by the Holder. Vested Options remain exercisable only for that period of time as provided for under this Plan and any applicable Option Award Agreement. Once a Vested Option is no longer exercisable after otherwise having been exercisable, the Option shall become null and void.
2.2	General Interpretive Principles. (i) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Plan and not to any particular provision of this Plan, and references to Sections are references to the Sections of this Plan unless otherwise specified; (iii) the word “including” and words of similar import when used in this Plan shall mean “including, without limitation,” unless otherwise specified; and (iv) any reference to any U.S. federal, state, or local statute or law shall be deemed to also refer to all amendments or successor provisions thereto, as well as all rules and regulations promulgated under such statute or law, unless the context otherwise requires.
SECTION 3
PLAN ADMINISTRATION
3.1	Composition of Committee. The Plan shall be administered by the Committee. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Committee shall consist of two or more trustees of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under section 162(m) of the Code, the Committee shall consist of two or more trustees of the Company, all of whom shall qualify as “outside directors” within the meaning of Code section 162(m).
3.2	Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:
(a)	select the Service Providers to whom Awards may from time to time be granted hereunder;

(b)	determine the type or types of Awards to be granted to eligible Service Providers;

(c)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d)	determine the terms and conditions of any Award;

(e)	determine whether, and to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property;

(f)	determine whether, and to what extent, and under what circumstance Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(g)	correct any defect, supply an omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or Award Agreement relating to the Plan or any Award hereunder;

(h)	modify and amend the Plan, establish, amend, suspend, or waive such rules, regulations and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(i)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
3.3	Committee Delegation. The Committee may delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to sub-delegate, except that, pursuant to such delegation or sub-delegation, only a member of the Board (or a committee thereof) may grant Awards from time to time to specified categories of Service Providers in amounts and on terms to be specified by the Board or the Committee; provided that no such grants shall be made other than by the

Board or the Committee to individuals who are then Section 16 Persons or other than by the Committee to individuals who are then or are deemed likely to become a “covered employee” within the meaning of Code section 162(m). A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.
3.4	Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, adjustments, interpretations, and other decisions under or with respect to the Plan, any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Holder, and any shareholder. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as trustees, be fully protected by the Company with respect to any such action, determination or interpretation.
SECTION 4
SHARES SUBJECT TO THE PLAN
4.1	Number of Shares. Subject to adjustment as provided in Section 4.3 and subject to the maximum amount of Shares that may be granted to an individual in a calendar year as set forth in Section 5.5, no more than a total of One Million Five Hundred Thousand (1,500,000) Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Shares may be divided among the various Plan components as the Committee shall determine. Shares that are subject to an underlying Award and Shares that are issued pursuant to the exercise of an Award shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Shares, or as treasury Shares, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.
4.2	Unused and Forfeited Shares. Any Shares that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Award that expires or is terminated for any reason, any Shares that are not used because the Award is settled in cash, or any Shares that are not issued into the market because, pursuant to Section 16.2, the Committee permits the Holder to pay all minimum required amounts of tax withholding by electing to have the Company withhold from the Shares otherwise issuable to the Holder, shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 16.2 that were originally Incentive Share Option Shares must still be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 4.1 has been reached for purposes of Incentive Share Option grants.
4.3	Adjustments in Authorized Shares. If, without the receipt of consideration therefore by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a share dividend or any other distribution upon such Shares payable in Shares, or through a share split, subdivision, consolidation, combination, reclassification or recapitalization involving the Shares, such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then in relation to the Shares that are affected by one or more of the above events, the numbers, rights and privileges of (i) the Shares as to which Awards may be granted under the Plan, (ii) the exercise or purchase price of each outstanding Award, and (iii) the Shares then included in each outstanding Award granted hereunder, shall be increased, decreased or changed in like manner, as if the Shares underlying the Award had been issued and outstanding, fully paid and non assessable at the time of such occurrence. The manner in which Awards are adjusted pursuant to this Section 4.3 is to be determined by the Board or the Committee; provided that all adjustments must be determined by the Board or Committee in good faith, and must be effectuated so as to preserve the value that any Participant has in outstanding Awards as of the time of the event giving rise to any potential dilution or enlargement of rights.

4.4	General Adjustment Rules.
(a)	If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued.

(b)	In the case of any such substitution or adjustment affecting an Option or a SAR (including a Nonqualified Share Option) such substitution or adjustments shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code section 409A.
SECTION 5
PARTICIPATION
5.1	Basis of Grant. Participants in the Plan shall be those Service Providers, who, in the judgment of the Committee, have performed, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives.
5.2	Types of Grants; Limits. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee or its designee, and receipt of one such Award shall not result in the automatic receipt of any other Award. Written notice shall be given to such Person, specifying the terms, conditions, right and duties related to such Award. Under no circumstance shall Incentive Share Options be granted to (i) non-employee trustees, or (ii) any person not permitted to receive Incentive Share Options under the Code.
5.3	Award Agreements. Each Participant shall enter into an Award Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Unless otherwise explicitly stated in the Award Agreement, Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless provided for in a particular Award Agreement that the terms of the Plan are being superseded, in the event of any inconsistency between the provisions of the Plan and any such Award Agreement(s) entered into hereunder, the provisions of the Plan shall govern.
5.4	Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Award Agreement requiring the Participant to agree to refrain from certain actions. Such Restrictive Covenants, if contained in the Award Agreement, will be binding on the Participant.
5.5	Maximum Annual Award. The maximum number of Shares with respect to which an Award or Awards may be granted to any Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed Seven Hundred Fifty Thousand (750,000) Shares (subject to adjustment pursuant to Sections 4.3 and 4.4). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.
SECTION 6
SHARE OPTIONS
6.1	Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Share Option or a Nonqualified Share Option. The Committee may grant both an Incentive Share Option and a Nonqualified Share Option to the same Participant at the same time or at different times. Incentive Share Options and Nonqualified Share Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.
6.2	Option Agreements. Each Option granted under the Plan shall be evidenced by a written Option Award Agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the “Optionee”), and which shall contain, or be subject to, the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.
(a)	Number of Shares. Each Option Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Share Options are exercisable for the first time by any Optionee during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under section 422(d) of the Code, such Options in excess of such limit shall be treated as Nonqualified Share Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Share Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Share Option.

(b)	Price. Each Option Award Agreement shall state the Option Exercise Price at which each Share covered by an Option may be purchased. Such Option Exercise Price shall be determined in each case by the Committee, but in no event shall the Option Exercise Price for each Share covered by an Option be less than the Fair Market Value of the Share on the Option’s Grant Date, as determined by the Committee; provided, however, that the Option Exercise Price for each Share covered by an Incentive Share Option granted to an Eligible Employee who then owns Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company or any parent or Subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Share subject to the Incentive Share Option on the Option’s Grant Date.

(c)	Duration of Options. Each Option Award Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Holder (the “Option Period”). The Option Period must expire, in all cases, not more than ten years from the Option’s Grant Date; provided, however, that the Option Period of an Incentive Share Option granted to an Eligible Employee who then owns Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company must expire not more than five years from the Option’s Grant Date. Each Option Award Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall become exercisable. If any Option or portion thereof is not exercised during its Option Period, such unexercised portion shall be deemed to have been forfeited and have no further force or effect.

(d)	Termination of Service, Death, Disability, etc. Each Option Agreement shall state the period of time, if any, determined by the Committee, within which the Vested Option may be exercised after an Optionee ceases to be a Service Provider on account of the Participant’s death, Disability, voluntary resignation, retirement, cessation as a trustee, or the Company having terminated such Optionee’s employment with or without Cause. A termination of service shall not occur if the Employee is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, as long as the Employee’s right to reemployment with the Company or an Affiliate is provided either by statute or by contract. A Participant’s cessation as an Employee but continuation as a trustee of the Company will not constitute a termination of service under the Plan. Unless an Option Agreement provides otherwise, a Participant’s change in status between serving as an employee and/or trustee will not be considered a termination of the Participant serving as a Service Provider for purposes of any Option expiration period under the Plan.

(e)	Transferability. Except as otherwise determined by the Committee, Options shall not be transferable by the Optionee except by will or pursuant to the laws of descent and distribution. Each Vested Option shall be exercisable during the Optionee’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. Shares issuable pursuant to any Option shall be delivered only to or for the account of the Optionee, or in the event of Disability or incapacity, to his or her guardian or legal representative.

(f)	Exercise, Payments, etc.
(i)	Unless otherwise provided in the Option Award Agreement, each Vested Option may be exercised by delivery to the Corporate Secretary of the Company a written notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Exercise Price. Such notice shall be in a form satisfactory to the Committee or its designee and shall specify the particular Vested Option that is being exercised and the number of Shares with respect to which the Vested Option is being exercised. The exercise of the Vested Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Shares shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Shares shall be paid in full by any of the methods or any combination of the methods set forth in clause (ii) below.

(ii)	The Option Exercise Price may be paid by any of the following methods:
A.	Cash or certified bank check;

B.	By delivery to the Company Shares then owned by the Holder, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Vested Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the Shares used as payment of the Option Exercise Price;

In lieu of actually surrendering to the Company the Shares then owned by the Holder, the Committee may, in its discretion permit the Holder to submit to the Company a statement affirming ownership by the Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Holder as payment of the exercise price;

C.	For any Holder other than an Executive Officer or except as otherwise prohibited by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

D.	To the extent the Option Award Agreement so provides, payment of the Option Exercise Price for shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with applicable laws, regulations and rules or any combination of the consideration provided in the foregoing subsections (A), (B), and (C).
(iii)	The Company may not guarantee a third-party loan obtained by a Holder to pay any portion of the entire Option Exercise Price of the Shares.
(g)	Date of Grant. Unless otherwise specifically specified in the Option Award Agreement, an option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(h)	Withholding.
(A)	Nonqualified Share Options. Upon any exercise of a Nonqualified Share Option, the Optionee shall make appropriate arrangements with the Company to provide for the minimum amount of additional withholding required by applicable federal and state income tax and payroll laws, including payment of such taxes through delivery of Shares or by withholding Shares to be issued under the Option, as provided in Section 16 hereof.

(B)	Incentive Share Options. In the event that an Optionee makes a disposition (as defined in Code section 424(c)) of any Shares acquired pursuant to the exercise of an Incentive Share Option prior to the later of (i) the expiration of two years from the date on which the Incentive Share Option was granted or (ii) the expiration of one year from the date on which the Option was exercised, the Participant shall send written notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Optionee shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable Federal and state income tax laws.
(i)	Adjustment of Options. Subject to the limitations set forth below and those contained in Sections 4, 6 and 15, the Committee may make any adjustment in the Option Exercise Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Exercise Price, number of Shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option. The Committee may not, however, adversely affect the rights of any Optionee to previously granted Options without the consent of such Optionee. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code section 409A.

(j)	No Option Repricing Without Shareholder Approval. In no event may the Committee grant Options in replacement of Options previously granted under this Plan or any other compensation plan of the Company, or may the Committee amend outstanding Options (including amendments to adjust an Option price) unless such replacement or adjustment (i) is subject to and approved by the Company’s shareholders or (ii) would not be deemed to be a repricing under the rules of the New York Stock Exchange.
6.3	Shareholder Privileges. No Holder shall have any rights as a shareholder with respect to any Shares covered by an Option until the Holder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Holder becomes the holder of record of such Shares, except as provided in Section 4.
SECTION 7
SHARE APPRECIATION RIGHTS
7.1	Grant of SARs. Subject to the terms and conditions of this Plan, a SAR may be granted to a Participant at any time and from time to time as shall be determined by the Committee in its sole discretion. The Committee may grant Freestanding SARs or Tandem SARs, or any combination thereof.
(a)	Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitations imposed in this Plan and by applicable law.

(b)	Exercise Price and Other Terms. All SARs shall be granted with an exercise price no less than the Fair Market Value of the underlying Shares on the SARs’ Date of Grant. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan. The exercise price per Share of Tandem SARs shall equal the exercise price per Share of the related Option.
7.2	SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written SAR Award Agreement which shall be entered into by the Company and the Participant to whom the SAR is granted (the “SAR Holder”), and which shall specify the exercise price per share, the terms of the SAR, the conditions of exercise, and such other terms and conditions as the Committee in its sole discretion shall determine.
7.3	Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Share Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Share Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price per Share of the underlying Incentive Share Option and the Fair Market Value per Share of the Shares subject to the underlying Incentive Share Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value per Share of the Shares subject to the Incentive Share Option exceeds the per share Option Price per Share of the Incentive Share Option.
7.4	Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee in its sole discretion shall determine; provided, however, that no Freestanding SAR granted to a Section 16 Person shall be exercisable until at least six (6) months after the Date of Grant or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.
7.5	Expiration of SARs. Each SAR Award Agreement shall state the period of time, if any, determined by the Committee, within which the SAR may be exercised after a SAR Holder ceases to be a Service Provider on account of the Participant’s death, Disability, voluntary resignation, cessation as a trustee, or the Company having terminated such SAR Holder’s employment with or without Cause. Unless otherwise specifically provided for in the SAR Award agreement, a Tandem SAR granted under this Plan shall be exercisable at such time or times and only to the extent that the related Option is exercisable. The Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Options, except that Tandem SARs granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SARs.
7.6	Payment of SAR Amount. Upon exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon a SAR exercise may be in whole Shares of equivalent value, cash, or a combination of whole Shares and cash. Fractional Shares shall be rounded down to the nearest whole Share.
SECTION 8
AWARDS OF RESTRICTED SHARE AND RESTRICTED SHARE UNITS
8.1	Restricted Share Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Service Provider in such amounts as the Committee shall determine.
8.2	Restricted Share Unit Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee may grant a Service Provider Restricted Share Units in connection with or separate from a grant of Restricted Shares. Upon the vesting of Restricted Share Units, the Holder shall be entitled to receive the full value of the Restricted Share Units payable in either Shares or cash.
8.3	Restrictions. A Holder’s right to retain Restricted Shares or be paid with respect to Restricted Share Units shall be subject to such restrictions, including him or her continuing to perform as a Service Provider for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Holders, (ii) different Restricted Shares or Restricted Share Unit Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Share Award. Any grant of Restricted Shares or Restricted Share Units shall contain terms such that the Award is either exempt from Code section 409A or complies with such section.
8.4	Privileges of a Shareholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Shares. The Committee may provide that any dividends paid on Restricted Shares prior to such Shares becoming vested shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying Restricted Shares. Any voting, dividend, liquidation or other rights shall accrue to the benefit of a Holder only with respect to Restricted Shares held by, or for the benefit of, the Holder on the record date of any such dividend or voting date. A Participant’s right to sell, encumber or otherwise transfer such Restricted Shares shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 12.2 hereof. The Committee may determine that a Holder of Restricted Shares Units is entitled to receive dividend equivalent payments on such units. If the Committee determines that Restricted Shares Units shall receive dividend equivalent payments, such feature will be specified in the applicable Award Agreement. Restricted Shares Units shall not have any voting rights.
8.5	Enforcement of Restrictions. The Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 8.2 and 8.3:
(a)	Holding the Restricted Shares in book entry form in the name of the Participant until the applicable Vesting Date(s), at which time such Shares will be delivered to the Participant;

(b)	Registering the Restricted Shares in the name of the Participant and having the Participant deposit such Restricted Shares, together with a share power endorsed in blank, with the Company;

(c)	Placing a legend on the Share certificates, as applicable, referring to restrictions;

(d)	Requiring that the Share certificates, duly endorsed, be held in the custody of a third party nominee selected by the Company who will hold such Restricted Shares on behalf of the Holder while the restrictions remain in effect; or

(e)	Inserting a provision into the Restricted Shares Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.
8.6	Termination of Service, Death, Disability, etc. Except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party, in the event of the death or Disability of a Participant, all service period and other restrictions applicable to Restricted Shares Awards then held by him or her shall lapse, and such Awards shall become fully nonforfeitable. Subject to Section 11, in the event a Participant ceases to be a Service Provider for any other reason, any Restricted Shares Awards as to which the service period or other vesting conditions for have not been satisfied shall be forfeited.

SECTION 9
PERFORMANCE SHARES, PERFORMANCE UNITS, BONUS SHARES
AND DEFERRED SHARES
9.1	Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.
9.2	Terms of Performance Shares or Performance Units. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Period. Each grant of a Performance Share or Performance Unit Award shall be subject to additional terms and conditions not inconsistent with the provisions of the Plan. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Shares or some combination.
9.3	Bonus Shares. Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Participant, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.
9.4	Deferred Shares. Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Participant in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Committee may grant to any Participant, or permit any Participant to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Participant may be eligible to receive from the Company or a Subsidiary. Any grant of Deferred Shares shall comply with Section 409A of the Code.
SECTION 10
PERFORMANCE AWARDS; SECTION 162(M) PROVISIONS
10.1	Terms of Performance Awards. Except as provided in Section 11, Performance Awards will be issued or granted, or become vested or payable, only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period and the amount of the Award to be distributed upon satisfaction of those performance goals shall be conclusively determined by the Committee. When the Committee determines whether a performance goal has been satisfied for any Performance Period, the Committee, where the Committee deems appropriate, may make such determination using calculations which alternatively include and exclude one, or more than one, “extraordinary items” as determined under U.S. generally accepted accounting principles, and the Committee may determine whether a performance goal has been satisfied for any Performance Period taking into account the alternative which the Committee deems appropriate under the circumstances. The Committee also may take into account any other unusual or non-recurring items, including the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including any factors that could result in the Company’s paying non-deductible compensation to an Employee or non-employee trustee).
10.2	Performance Goals. If an Award is subject to this Section 10, then the lapsing of restrictions thereon, or the vesting thereof, and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following metrics, and which may be established on an absolute or relative basis for the Company as a whole or any of its subsidiaries, operating divisions or other operating units:
(a)	Earnings (either in the aggregate or on a per-Share basis);

(b)	Growth or rate of growth in funds from operations (either in the aggregate or on a per-Share basis);

(c)	Growth or rate of growth in earnings (either in the aggregate or on a per-Share basis);

(d)	Net income or loss (either in the aggregate or on a per-Share basis);

(e)	Cash available for distribution per share;

(f)	Cash flow provided by operations, either in the aggregate or on a per-Share basis;

(g)	Growth or rate of growth in cash flow (either in the aggregate or on a per-Share basis);

(h)	Free cash flow (either in the aggregate or on a per-Share basis);

(i)	Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;

(j)	Operating cost management and employee productivity;

(k)	Return measures (including on assets, equity or invested capital, whether at the shareholder level , a subsidiary level or an operating unit or division level);

(l)	Growth or rate of growth in return measures (including return on assets, equity or invested capital);

(m)	Share price (including attainment of a specified per-Share price during the Performance Period; growth measures and total shareholder return or attainment by the Shares of a specified price for a specified period of time);

(n)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets, and goals relating to acquisitions or divestitures;

(o)	EBITDA measures; and/or

(p)	Achievement of business or operational goals such as market share and/or business development;
provided that applicable performance goals may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. In addition to the foregoing performance goals, the performance goals shall also include any performance goals which are set forth in a Company bonus or incentive plan, if any, which has been approved by the Company’s shareholders, which are incorporated herein by reference. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code section 162(m).
10.3	Adjustments. Notwithstanding any provision of the Plan other than Section 4.3 or Section 11, with respect to any Award that is subject to this Section 10, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant.
10.4	Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to insure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code section 162(m)(4)(B).
10.5	Section 162(m) Limitations. Notwithstanding any other provision of this Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10 is applicable to such Award.

SECTION 11
REORGANIZATION, CHANGE IN CONTROL OR LIQUIDATION
11.1	Except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party, in the event of a Change in Control all Awards then outstanding shall become fully exercisable, fully vested or fully payable, as the case may be, and all restrictions (other than restrictions imposed by law) and conditions on all Awards then outstanding shall be deemed satisfied as of the date of the Change in Control.
11.2	In addition to the foregoing, in the event the Company undergoes a Change in Control or in the event of a corporate merger, consolidation, major acquisition of property (or stock), separation, reorganization or liquidation in which the Company is a party and in which a Change in Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to take any one or more of the following actions:
(a)	Without reducing the economic value of outstanding Awards, modify the terms and conditions for the exercise of, or settlement of, outstanding Awards granted hereunder;

(b)	Provide for the purchase by the Company of any Award, upon the Participant’s request, for, with respect to an Option or SAR, an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable, or, in the case of Restricted Shares or Restricted Share Units, the Fair Market Value of such Shares or Units;

(c)	Provide that Options or SARs granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Options or SARs will expire;

(d)	Make such adjustment to any Award that is outstanding as the Committee or Board deems appropriate to reflect such Change in Control or corporate event; or

(e)	Cause any Award then outstanding to be assumed, or new rights of equivalent economic value substituted therefore, by the acquiring or surviving corporation.
Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s Shares, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.

SECTION 12
RIGHTS OF EMPLOYEES; PARTICIPANTS
12.1	Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant’s services as a Service Provider shall be determined by the Committee at the time.
12.2	Nontransferability. Except as provided in Section 12.3, no right or interest of any Holder in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Holder’s rights and interests in all Awards shall, to the extent not otherwise prohibited hereunder, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options or SARs may be made by, the Holder’s legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. “Transfers” shall not be deemed to include transfers to the Company or “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Committee.
12.3	Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred to, exercised by and paid to certain persons or entities related to a Participant, including members of the Participant’s immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s immediate family and/or charitable institutions (a “Permitted Transferee”). In the case of initial Awards, at the request of the Participant, the Committee may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Share Options shall only be transferable to the extent permitted in Section 422 of the Code, or such successor provision thereto, and the treasury regulations thereunder.

SECTION 13
GENERAL RESTRICTIONS
13.1	Investment Representations. The Company may require any person to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Shares under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Shares subject to the Option or the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Shares.
13.2	Compliance with Securities Laws.
(a)	Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

(b)	Each Holder who is a trustee or an Executive Officer is restricted from taking any action with respect to any Award if such action would result in a (i) violation of Section 306 of the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder, whether or not such law and regulations are applicable to the Company, or (ii) any policies adopted by the Company restricting transactions in the Shares.
13.3	Share Restriction Agreement. The Committee may provide that Shares issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has (i) a right of first refusal with respect to such Shares, (ii) specific rights or limitations with respect to the Participant’s ability to vote such Shares, or (iii) a right or obligation to repurchase all or a portion of such Shares, which restrictions may survive a Participant’s cessation or termination as a Service Provider.
SECTION 14
OTHER EMPLOYEE BENEFITS
The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant, payment or vesting of any other Award shall not constitute “earnings” with respect to which any other benefits of such Participant are determined, including benefits under (a) any pension, profit sharing, life insurance or salary continuation plan or other employee benefit plan of the Company or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.
SECTION 15
PLAN AMENDMENT, MODIFICATION AND TERMINATION
15.1	Amendment, Modification, and Termination. The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Shares are listed, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.
15.2	Adjustment Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
15.3	Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to a Holder’s employment being terminated for Cause and Section 15.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder of such Award.
SECTION 16
WITHHOLDING
16.1	Withholding Requirement. The Company’s obligations to deliver Shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.
16.2	Withholding with Shares. The Committee may, in its sole discretion, permit the Holder to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from the Shares otherwise issuable to the Holder, Shares having a value not to exceed the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Holder. The Committee may require that any shares transferred to the Company have been held or owned by the Participant for a minimum period of time. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined (the “Tax Date”), as determined by the Committee. Any such elections by Holder to have Shares withheld for this purpose will be subject to the following restrictions:
(a)	All elections must be made prior to the Tax Date;

(b)	All elections shall be irrevocable; and

(c)	If the Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), the Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Shares to satisfy such tax withholding obligation.
SECTION 17
NONEXCLUSIVITY OF THE PLAN
17.1	Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board or of the Committee to continue to maintain or adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board or the Committee, as the case may be, may deem necessary or desirable, or to preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees or non- employee trustees generally, or to any class or group of employees or non-employee trustees, which the Company now has lawfully put into effect, including any retirement, pension, savings and share purchase plan, insurance, death and disability benefits and executive short-term incentive plans.
SECTION 18
REQUIREMENTS OF LAW
18.1	Requirements of Law. The issuance of Shares and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Holders shall not be entitled to exercise or receive benefits under any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Holder, if such exercise, receipt of benefits or delivery would constitute a violation by the Holder or the Company of any applicable law or regulation.
18.2	Code Section 409A. This Plan is intended to meet or to be exempt from the requirements of Section 409A of the Code, and shall be administered, construed and interpreted in a manner that is in accordance with and in furtherance of such intent. Any provision of this Plan that would cause an Award to fail to satisfy Section 409A of the Code or, if applicable, an exemption from the requirements of that Section, shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Section 409A of the Code or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.
18.3	Rule 16b-3. Each transactions under the Plan is intended to comply with all applicable conditions of Rule 16b-3 to the extent Rule 16b-3 reasonably may be relevant or applicable to such transaction. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
18.4	Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Maryland without giving effect to the principles of the conflict of laws to the contrary.
SUBJECT TO THE SHAREHOLDER APPROVAL REQUIREMENT NOTED BELOW, THIS ENTERTAINMENT PROPERTIES TRUST 2007 EQUITY INCENTIVE PLAN HEREBY IS ADOPTED BY THE BOARD OF TRUSTEES OF ENTERTAINMENT PROPERTIES TRUST THIS 2ND DAY OF APRIL, 2007.
THE PLAN SHALL BECOME EFFECTIVE ONLY IF APPROVED BY THE SHAREHOLDERS OF THE COMPANY AND THE EFFECTIVE DATE OF THE PLAN SHALL BE SUCH DATE OF SHAREHOLDER APPROVAL.

ENTERTAINMENT PROPERTIES TRUST
By:	/s/ David M. Brain
David M. Brain, President and Chief Executive
Officer

APPENDIX B
ENTERTAINMENT PROPERTIES TRUST
ANNUAL PERFORMANCE-BASED INCENTIVE PLAN
     1. GENERAL. The purposes of the Entertainment Properties Trust Annual Performance-Based Incentive Plan (the “Plan”) are to attract and retain highly-qualified executives by providing appropriate performance-based incentive awards. Entertainment Properties Trust (the “Company”) intends that certain performance-based compensation under the Plan will qualify for a deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to certain Covered Employees. The Plan is effective as of January 1, 2007, subject to approval by the Company’s shareholders at the Company’s 2007 annual shareholders’ meeting.
     2. DEFINITIONS.
          “Award” means an annual incentive award granted pursuant to this Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Plan Year, unless otherwise determined by the Committee.
          “Board” means the Board of Trustees of the Company.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Committee” means the Compensation Committee of the Board. The Committee, if appointed by the Board, shall consist of two or more persons each of whom is an “outside director” within the meaning of Section 162(m) of the Code.
          “Common Share” means the common shares of beneficial interest, $0.01 par value per share, of the Company.
          “Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code.
          “Fair Market Value” per share as of a particular date means the last reported sale price (on the day immediately preceding such date of a Common Share on the New York Stock Exchange (or any other exchange or national market system upon which price quotations for the Company’s Common Shares are regularly available)).
          “Participant” means, for any Plan Year, a key employee of the Company or a Subsidiary who has been designated by the Committee to participate in the Plan for such year. If a key employee becomes a Participant other than at the beginning of a Plan Year, the Committee may establish a target Award for such Participant and such Participant is eligible to earn a prorated Award for such year.
          “Performance Goals” means the criteria and objectives that must be met during the Plan Year as a condition of the Participant’s receipt of payment with respect to an Award, as described in Section 3 hereof.
          “Plan Year” means the period beginning on January 1 and ending on December 31 of each calendar year the Plan is in effect.

          “Subsidiary” means any subsidiary of the Company which has been approved for participation in the Plan by the Committee so that its executives may be selected for participation in the Plan.
     3. PERFORMANCE GOALS.
(a)	Performance Goals for each Plan Year shall be established by the Committee not later than the latest permissible date under Section 162(m) of the Code. Performance Goals may be based on the attainment of one or any combination of the following metrics, and which may be established on an absolute or relative basis for the Company as a whole or any of its subsidiaries, operating divisions or other operating units:
(i)	Earnings (either in the aggregate or on a per-share basis);

(ii)	Growth or rate of growth in earnings (either in the aggregate or on a per-share basis);

(iii)	Funds from Operations (either in the aggregate or on a per-share basis);

(iv)	Growth or rate of growth in Funds from Operations (either in the aggregate or on a per-share basis);

(v)	Net income or loss (either in the aggregate or on a per-share basis);

(vi)	Cash Available for Distribution per share;

(vii)	Cash flow provided by operations (either in the aggregate or on a per-share basis);

(viii)	Growth or rate of growth in cash flow (either in the aggregate or on a per-share basis);

(ix)	Free cash flow (either in the aggregate or on a per-share basis);

(x)	Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;

(xi)	Operating cost management and employee productivity;

(xii)	Return measures (including return on assets, equity or invested capital, whether at the shareholder level, a subsidiary level or an operating unit or division level);

(xiii)	Growth or rate of growth in return measures (including return on assets, equity or invested capital);

(xiv)	Share price (including attainment of a specified per-share price during the Plan Year; growth measures and total shareholder return or attainment by the shares of a specified price for a specified period of time);

(xv)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets, and goals relating to acquisitions or divestitures;

(xvi)	EBITDA measures; and/or

(xvii)	Achievement of business or operational goals such as market share and/or business development;
provided that applicable Performance Goals may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable Performance Goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, and any unusual, nonrecurring gain or loss, regardless of whether excludable or otherwise dealt with under GAAP.
In the case of Participants who are not Covered Employees, Performance Goals may be based on such other financial or individual goals as the Committee may establish.
(b)	In the case of Covered Employees, the Committee shall establish Performance Goals which state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the goal is attained and which otherwise satisfies the requirements of Section 162(m) of the Code, so that the Awards paid if the Performance Goals are attained will be deductible by the Company.

(c)	With respect to corporate and individual Performance Goals, the Committee shall specify a minimum level of performance below which no Award will be paid for attainment of corporate or individual objectives. The Committee shall also specify the levels of corporate performance at which the target and maximum Award will be earned for attainment of corporate and individual objectives. The Performance Goals established by the Committee may (but need not) be different for each Plan Year and different Performance Goals may apply to different Participants. For purposes of certain of the Performance Goals established under Section 3(a) above:
(i)	“Cash Available for Distribution” for any Plan year means Funds from Operations plus other amortization and minus maintenance capital expenditures and principal payments on indebtedness.

(ii)	“EBITDA” for any Plan Year means earnings before interest, taxes, depreciation and amortization.

(iii)	“Funds from Operations” for any Plan Year means funds from operations as described in the Company’s most recently filed Annual Report on Form 10-K, excluding significant non-recurring items as may be determined by the Committee.

(iv)	“GAAP” means generally accepted accounting principles, as in effect from time to time.

(v)	Measurement of Funds from Operations shall be determined in accordance with the Company’s audited financial statements as included in the applicable Annual Report on Form 10-K.
     4. AWARDS.
(a)	IN GENERAL. Within the first 90 days of each Plan Year or, if earlier or later, the latest permissible date under Section 162(m) of the Code, the Committee shall determine the Participants and specify the Performance Goals applicable to such Participants for such Plan Year and the extent to which target Awards will be increased or decreased for attainment of Performance Goals that are above or below target. Unless otherwise provided by the Committee in its discretion in connection with termination of employment, payment of an Award for a particular Plan Year shall be made only if and to the extent the Performance Goals with respect to such Plan Year are attained and only if the Participant is employed by the Company or one of its subsidiaries on the last day of such Plan Year.

(b)	DISCRETIONARY ADJUSTMENTS. The Committee may, taking into account such factors as it deems relevant, adjust the amount payable to any Participant as a result of the level of performance attained relative to corporate Performance Goals for the Plan Year.

(c)	LIMITATION ON AWARDS. Notwithstanding anything to the contrary contained in this Plan, the maximum Award which may be earned by any Participant under the Plan in respect of any Plan Year shall not exceed 200% of the Participant’s base salary payable with respect to the calendar year in which Plan Year commences; PROVIDED, HOWEVER, that such amount shall not exceed $2,000,000.

(d)	TIME OF PAYMENT. Generally and unless otherwise determined by the Committee, all payments in respect of Awards granted under this Section 4 shall be made no later than 90 days after the end of the Plan Year. In no event will any payment be made later than March 15th of the calendar year following the year in which the Committee (or its delegate in the case of non-Covered Employees) certifies or determines that the Awards are to be paid. In the case of Covered Employees, unless otherwise determined by the Committee in connection with a Covered Employee’s termination of employment, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee. In all other cases, such payments shall be made only if approved by the Committee in accordance with the provisions of the Plan. Unless otherwise determined by the Committee, a Participant must be employed on the date of such payment to be eligible to receive such payment.

(e)	FORM OF PAYMENT. Unless an alternative equity form of payment is elected in accordance with Section 5, payment of each Participant’s Award for any Plan

Year shall be made in cash, less the appropriate withholding taxes as set forth in Section 7(c).
     5. COMPENSATION PAID IN COMMON SHARES.
(a)	BONUS SHARES. In lieu of being paid in cash in accordance with Section 4(e) and if authorized by the Committee, a Participant may elect to receive his Award in Common Shares having a Fair Market Value equal to that of the Award, less, if applicable, the appropriate withholding taxes as set forth in Section 7(c). Any Common Shares issued in settlement of an Award pursuant to this Section 5(a) shall be in the form of bonus shares (“Bonus Shares”) issued under the Entertainment Properties Trust 2007 Equity Incentive Plan (the “ EPT Equity Plan”) and shall be subject to and count towards the limit of common shares available for issuance thereunder.

(b)	RESTRICTED OR DEFERRED SHARES. In lieu of being paid in cash in accordance with Section 4(e) or being paid in Common Shares on a current basis in accordance with Section 5(a), a Participant may elect to receive his Award in Common Shares in the form of restricted shares (“Restricted Shares”) or deferred shares (“Deferred Shares”) issued under the EPT Equity Plan.
(i)	If the Participant is eligible to receive an Award of Common Shares in the form of Restricted Shares or Deferred Shares, and the Award is for materially greater value than the cash Award that would otherwise have been payable under Section 4(e), the Participant’s election to receive the Restricted Share or Deferred Share Award may be made at any time 30 days before the Award would have been paid under Section 4(e).

(ii)	If the Participant is eligible to receive an Award of Common Shares in the form of Restricted Shares or Deferred Shares, and the Award is for less than a materially greater value than the cash Award that otherwise would have been payable under Section 4(e), the Participant’s election to receive the Restricted Share or Deferred Share Award may be made no later than six months before the end of the Plan Year for which the Award relates in accordance with the performance-based compensation initial deferral election rules under Section 409A of the Code.

(iii)	For purposes of this Section 5(b), whether an Award of Restricted Shares or Deferred Shares is of “materially greater value” than the original cash Award that otherwise would have been payable under Section 4(e) shall be determined in good faith by the Committee or its delegate based on all available guidance, formal and informal, relating to Section 409A of the Code from the Internal Revenue Service, the United States Treasury Department and any of their respective representatives.
     6. ADMINISTRATION.
(a)	The Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, (i) to grant Awards, (ii) to determine the persons to whom and the time or times at which Awards shall be granted, (iii) to determine the terms, conditions, restrictions and Performance Goals relating to any Award, (iv) to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles, (v) to make discretionary adjustments in the amounts payable upon attainment of Performance Goals, (vi) to construe and interpret the Plan, (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (viii) to make all other determinations deemed necessary or advisable for the administration of the Plan; PROVIDED, HOWEVER, that the Committee may in no event exercise its discretion with respect to matters pertaining to Covered Employees in a manner that would cause Awards awarded under the Plan not to qualify as performance-based compensation for purposes of Section 162(m) of the Code and the regulations thereunder.

(b)	DELEGATION. The Committee may delegate to one or more of its members or one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee, including, without limitation, decisions as to an employee’s selection as a Participant, whether individual or corporate Performance Goals have been attained and the amount of an Award or Awards to which the Participant is entitled, shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participants) and any shareholder. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
     7. MISCELLANEOUS.
(a)	GOVERNMENTAL COMPLIANCE. The Plan and the granting of Awards, and other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)	NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Award granted shall confer upon any Participant the right to continue in the employ of the Company or any of its subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(c)	WITHHOLDING TAXES. The Company or subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local or other governmental authority.

(d)	AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; PROVIDED, HOWEVER, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Section

162(m) of the Code as it relates to Covered Employees shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall adversely affect the right of any Participant, without such Participant’s consent, to receive an Award theretofore granted under the Plan or, once a Participant has been notified of his selection as a Participant and of the amount of his target Award for a Plan Year, to have his right to receive an Award be determined in accordance with the provisions of the Plan as in effect immediately prior to such amendment.

(e)	PARTICIPANT RIGHTS. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment among Participants.

(f)	DESIGNATION OF BENEFICIARY. A Participant may designate a beneficiary or beneficiaries who shall receive payment of any Award earned under the Plan in the event of the Participant’s death prior to payment. The Participant may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing signed by the Participant and received by the Secretary of the Company.

(g)	GOVERNING LAW. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Missouri without giving effect to the choice of law principles thereof.
     8. TERM. This Plan shall continue in effect until terminated by the Company’s Board of Directors.

Entertainment Properties Trust
c/o UMB Bank, n.a.
P.O. Box 419064
Kansas City, MO 64141
YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
Please fold and detach card at perforation before mailing

ENTERTAINMENT PROPERTIES TRUST
This proxy is solicited on behalf of the Board of Trustees for the Annual Meeting of Shareholders on Wednesday, May 9, 2007.
As a shareholder of Entertainment Properties Trust (the “Company”), I appoint Mark A. Peterson and Gregory K. Silvers as my attorneys-in-fact and proxies (with full power of substitution), and authorize each of them to represent me at the Annual Meeting of Shareholders of the Company to be held at the Leawood Town Centre Theatre, 11701 Nall, Leawood, Kansas, on Wednesday, May 9, 2007 at ten o’clock a.m., and at any adjournment of the meeting, and to vote the common shares of beneficial interest in the Company held by me as designated on the reverse side.

Dated , 2007

Signature

Signature (if held jointly)

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer
PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE

ENTERTAINMENT PROPERTIES TRUST	PROXY
This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no choice is indicated on the proxy, the persons named as proxies intend to vote FOR all proposals.
The Board of Trustees unanimously recommends a vote FOR proposals 1, 2, 3 and 4.
Proposal #1. Election of Trustee: Barrett Brady

☐ FOR the nominee listed above	☐ WITHHOLD AUTHORITY
to vote for the nominee listed above
Proposal #2. Proposal to approve the Company’s 2007 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal #3. Proposal to approve the Company’s Annual Performance-Based Incentive Program.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal #4. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN
To act upon any other matters that may properly come before the meeting.
(CONTINUED ON REVERSE SIDE)